Filed Pursuant to Rule 424(b)(2)

File Number 333-103711

Prospectus Supplement to Prospectus dated March 31, 2003

$24,660,000

Wells Fargo & Company

Basket Linked Notes due October 9, 2008

Notes:	Senior unsecured debt securities of Wells Fargo & Company.

Basket:	Performance of the notes is linked to a basket comprised of twenty-one publicly traded common stocks of companies selected by Wells Fargo.

Denominations:	$1,000 and whole multiples of $1,000.

Stated Maturity:	October 9, 2008.

Redemption:	Wells Fargo cannot redeem the notes prior to maturity.

Interest Payments:

Wells Fargo will pay interest on the notes on July 15 of each year, commencing July 15, 2004 and ending July 15, 2008, at an annual interest rate of 1.00%. The notes will not bear interest on or after July 15, 2008.

Payment at

Stated Maturity:	On the stated maturity date, Wells Fargo will pay you, per $1,000 note, an amount calculated as follows:
•	if the basket level has increased over the term of the notes, or has not decreased by more than 25%, you will receive $1,000 plus the additional amount, if any, calculated as described below; and
•	if the basket level has decreased over the term of the notes by more than 25%,
•	you will lose some of your principal: for any percentage decline in the basket level from the initial basket level of $1,000 in excess of 25%, you will lose an equal percentage of the original public offering price of your notes; and
•	you will be entitled to an additional amount, if any, but the additional amount may be zero.

As a result, you may receive less, and possibly significantly less, than the original public offering price of $1,000 per note.

Additional Amount:	The additional amount per $1,000 note will be equal to the greater of (i) zero and (ii) the product of:
•	$1,000; and
•	average basket level – initial basket level
initial basket level

Initial Basket Level:	The initial basket level will be set by Wells Fargo at $1,000.

Average Basket Level:

The average basket level will be the arithmetic average of the closing levels of the basket on 63 monthly dates over the term of the notes. The closing level of the basket will take into account certain extraordinary corporate transactions involving the issuers of the common stocks comprising the basket.

Listing:	The notes have been approved for listing on the American Stock Exchange under the trading symbol “WFG.E,” subject to official notice of issuance.

Investing in the notes involves risks. See “Risk Factors” on page S-13.

The notes are unsecured debt obligations of Wells Fargo. The notes are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to Wells Fargo & Company
Per Note	100.00%	3.50%	96.50%
Total	$24,660,000	$863,100	$23,796,900

The underwriter expects to deliver the notes in book-entry form only through The Depository Trust Company on or about July 8, 2003.

Wells Fargo Securities, LLC

The date of this prospectus supplement is June 30, 2003.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Wells Fargo Securities, LLC and its affiliates may use this prospectus supplement and the accompanying prospectus for offers and sales related to market-making transactions in the notes. Wells Fargo Securities, LLC and its affiliates may act as principal or agent in the transactions, and sales will be made at prices related to prevailing market prices at the time of sale. We will not update this prospectus supplement after the date hereof and, in particular, will not update this prospectus supplement to reflect changes in the historical values of the common stocks comprising the basket, changes in the composition of the basket due to certain extraordinary corporate transactions or changes in the tax treatment of the notes. If you purchase notes after the initial public offering, you should review the recent values of the common stocks comprising the basket and the current composition of the basket and determine whether there have been any changes to the tax treatment of the notes at the time you purchase the notes.

The companies whose common stocks comprise the basket are not affiliated with Wells Fargo, are not involved in this offering and will have no obligation with respect to the notes.

SUMMARY INFORMATION—QUESTIONS AND ANSWERS

This summary contains questions and answers that highlight selected information from this prospectus supplement and accompanying prospectus to help you understand the notes. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the notes and the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section beginning on page S-13 to determine whether an investment in the notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed information set forth elsewhere in this prospectus supplement and the accompanying prospectus. When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus supplement we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

What Are The Notes?

The notes are a series of our senior debt securities whose value is linked to the performance of the twenty-one common stocks that comprise the basket. See “The Basket.” The notes will rank equally with all of our other senior unsecured debt, and will mature on October 9, 2008. References in this prospectus supplement to a $1,000 note are to a note with an original public offering price of $1,000. See “Description of the Notes.”

What Is The Basket?

The basket underlying the notes is comprised of the common stocks of the following twenty-one companies included in the S&P 100 Index® selected by us: Alcoa Inc., The Allstate Corporation, AT&T Corp., Bank of America Corporation, Baxter International Inc., The Boeing Company, CIGNA Corporation, Eastman Kodak Company, E. I. du Pont de Nemours and Company, Exxon Mobil Corporation, Ford Motor Company, General Dynamics Corporation, General Electric Company, General Motors Corporation, Honeywell International Inc., Johnson & Johnson, McDonald’s Corporation, Rockwell Automation, Inc., Sears, Roebuck and Co., U.S. Bancorp and Verizon Communications Inc. See “The Basket.” These common stocks were selected by us because, as of June 11, 2003 (the day preceding the commencement of the offering) and as reported by Bloomberg L.P., they represented, except to the extent set forth below, the twenty-one common stocks with the lowest price/earnings ratios in their respective fifteen industry subgroups of the S&P 100 Index®. We selected such industry subgroups because we believe they provide a diverse representation of industries in the basket. One common stock included in the S&P 100 Index® which would have been included in the basket on the basis of its price/earnings ratio was excluded because it is included in another one of our equity-linked products. As of June 11, 2003 and as reported by Bloomberg L.P., the average price/earnings ratios of the common stocks comprising the basket and of the common stocks comprising the S&P 100 Index® were 14.97 and 35.49, respectively. As of June 30, 2003 and as reported by Bloomberg L.P., the average price/earnings ratios of the common stocks comprising the basket and of the common stocks comprising the S&P 100 Index® were 15.00 and 34.91, respectively. As of June 30, 2003, the date the notes were priced for initial sale to the public, referred to herein as the pricing date, each of the twenty-one common stocks was weighted equally with an initial weighting of $47.6192 per $1,000 note. The number of shares of each common stock initially included in the basket is equal to the initial weighting divided by the closing price of the common stock on the pricing date and rounding the resulting number to four decimal places. This number of shares will not change except in the event of certain extraordinary transactions involving the issuers of the common stock. See “Description of the Notes—Adjustments To Securities That Comprise The Basket.”

Please note that an investment in the notes does not entitle you to any ownership or other interest in the common stocks of the companies included in the basket.

When we refer to the common stocks that comprise the basket in this prospectus supplement we are referring to the common stocks of the twenty-one companies discussed in this prospectus supplement as well as any other equity securities included in the basket after the date hereof as a result of certain extraordinary corporate transactions involving such companies, unless the context indicates otherwise. See “Description of the Notes—Adjustments To Securities That Comprise The Basket.”

What Interest Payments Will I Receive On The Notes?

You will receive interest on the notes on July 15 of each year, commencing July 15, 2004 and ending July 15, 2008, at an annual interest rate of 1.00%. The notes will not bear interest on or after July 15, 2008. See “Description of Notes—Interest.”

What Will I Receive If I Hold The Notes Until The Stated Maturity Date?

We have designed the notes for investors who want to protect up to 25% of their investment. On the stated maturity date, we will pay you, per $1,000 note, an amount calculated as follows:

•	if the final basket level is higher than, equal to or no more than 25% lower than the initial basket level, you will receive $1,000 plus the additional amount, if any, calculated as described below; and

•	if the final basket level is lower than the initial basket level by more than 25%,

•	you will lose some of your principal: for any percentage decline in the final basket level from the initial basket level of $1,000 in excess of 25%, equivalent to any decline below $750, you will lose an equal percentage of the original public offering price of your notes; and

•	you will be entitled to an additional amount, if any, but the additional amount may be zero.

As a result, you may lose up to 75% of the original public offering price of your notes.

The initial basket level has been set by us at $1,000.

The final basket level will be the closing level of the basket, determined as set forth below under “—How Will The Additional Amount Be Calculated,” on the final valuation date.

The final valuation date will be the last trading day in September 2008; provided, however, that if a market disruption event occurs on such date, the final valuation date will be determined as set forth below under “—How Will The Additional Amount Be Calculated.”

How Will The Additional Amount Be Calculated?

The additional amount per $1,000 note will be equal to the greater of (i) zero and (ii) the product of:

•	$1,000; and

•	average basket level – initial basket level
initial	basket level

Except as set forth below in this paragraph, the average basket level will be the arithmetic average of the closing levels of the basket on the last trading day of each of the 63 months starting from and including July 2003 and ending at and including September 2008. The closing level of the basket on any date specified above will be determined by the calculation agent and will be the sum of the products resulting from multiplying the closing price of each common stock included in the basket on such date by the then current number of shares of that common stock included in the basket, and will include distributions made to holders of that stock as a result of certain extraordinary corporate transactions involving the issuer of that stock. If the calculation agent determines that one or more market disruption events have occurred with respect to any common stock included in the basket on any of these dates, the calculation agent will determine the closing level of the basket for such date by reference to the closing level of the basket on the next trading day on which there is not a market disruption event; provided, however, that if a market disruption event occurs on the last trading day in September 2008 and the next trading day on which there is not a market disruption event has not occurred on or prior to October 3, 2008, the calculation agent will make a good faith estimate in its sole discretion of the closing level of the basket on October 3, 2008 or, if October 3, 2008 is not a trading day, the first trading day preceding October 3, 2008, that would have prevailed in the absence of the market disruption event and that good faith estimate will be the closing level of the basket for September 2008 and the final basket level. See “Description of the Notes—Market Disruption Events.”

Amount Payable At Maturity—Examples

Here are six examples of hypothetical calculations of the amount payable on the stated maturity date. In order to more clearly present the hypothetical movements of the basket, the graphs accompanying the hypothetical calculations use different scales for the basket value on the vertical axes.

Example 1.    Assuming For Purposes Of This Example That The Level Of The Basket Steadily Increases From Its Initial Level Until Maturity And That The Final Basket Level Is $3,353.34 And The Average Basket Level Is $1,921.58:

Additional Amount: $1,000 × $1,921.58 - $1,000 = $921.58

$1,000

Since the final basket level is higher than the initial basket level, you would not lose any of the original public offering price of your notes. The additional amount per $1,000 note would be $921.58 since $921.58 is greater than zero. On the stated maturity date, you would receive $1,000 + $921.58 = $1,921.58 per $1,000 note.

Example 2.    Assuming For Purposes Of This Example That The Level Of The Basket Increases During The First 50 Months And Then Decreases Toward Its Initial Level By Maturity And That The Final Basket Level Is $1,284.65 And The Average Basket Level Is $1,363.51:

Additional Amount: $1,000 × $1,363.51 - $1,000 = $363.51

$1,000

Since the final basket level is higher than the initial basket level, you would not lose any of the original public offering price of your notes. The additional amount per $1,000 note would be $363.51 since $363.51 is greater than zero. On the stated maturity date, you would receive $1,000 + $363.51 = $1,363.51 per $1,000 note.

Example 3.    Assuming For Purposes Of This Example That The Level Of The Basket Increases During The First 36 Months And Then Decreases Below Its Initial Level By Maturity And That The Final Basket Level Is $846.52 And The Average Basket Level Is $1,171.19:

Additional Amount: $1,000 × $1,171.19 - $1,000 = $171.19

$1,000

Since the final basket level is lower than the initial basket level, but not by more than 25%, you would not lose any of the original public offering price of your notes. The additional amount per $1,000 note would be $171.19 since $171.19 is greater than zero. On the stated maturity date, you would receive $1,000 + $171.19 = $1,171.19 per $1,000 note.

Example 4.    Assuming For Purposes Of This Example That The Level Of The Basket Remains Relatively Flat For The First 50 Months And Then Decreases Below Its Initial Level By Maturity And That The Final Basket Level Is $861.70 And The Average Basket Level Is $1,035.16:

Additional Amount: $1,000 × $1,035.16 - $1,000 = $35.16

$1,000

Since the final basket level is lower than the initial basket level, but not by more than 25%, you would not lose any of the original public offering price of your notes. The additional amount per $1,000 note would be $35.16 since $35.16 is greater than zero. On the stated maturity date, you would receive $1,000 + $35.16 = $1,035.16 per $1,000 note.

Example 5.    Assuming For Purposes Of This Example That The Level Of The Basket Remains Relatively Flat For The First 48 Months And Then Decreases Steadily Below Its Initial Level By Maturity And That The Final Basket Level Is $686.37 And The Average Basket Level Is $1,070.37:

Additional Amount: $1,000 × $1,070.37 - $1,000 = $70.37

$1,000

Since the final basket level is lower than the initial basket level by more than 25%, you would lose a percentage of the original public offering price of your notes equal to the percentage decline greater than 25%. You would therefore lose 6.363%, or $63.63, of the original public offering price per $1,000 note since the final basket level is 31.363% lower than the initial basket level. The additional amount per $1,000 note would be $70.37 since that amount is greater than zero. On the stated maturity date, you would receive $1,000 – $63.63 + $70.37 = $1,006.74 per $1,000 note.

Example 6.    Assuming For Purposes Of This Example That The Level Of The Basket Remains Relatively Flat For The First 22 Months And Then Decreases Steadily Below Its Initial Level By Maturity And That The Final Basket Level Is $536.16 And The Average Basket Level Is $809.93:

Additional Amount: $1,000 × $809.93 - $1,000 = ($190.07)

$1,000

Since the final basket level is lower than the initial basket level by more than 25%, you would lose a percentage of the original public offering price of your notes equal to the percentage decline greater than 25%. You would therefore lose 21.384%, or $213.84, of the original public offering price per $1,000 note since the final basket level is 46.384% lower than the initial basket level. The additional amount per $1,000 note would be zero because zero is greater than ($190.07). On the stated maturity date, you would receive $1,000 – $213.84 = $786.16 per $1,000 note.

To the extent that the final basket level and the average basket level differ from the levels assumed above, the results indicated above would be different.

How Have The Twenty-One Common Stocks In The Basket Performed Historically?

We have provided tables showing the performance of the common stocks included in the basket from January 1, 1998 through June 30, 2003. We have provided this historical information to help you evaluate the behavior of the common stocks in various economic environments. You should realize, however, that past performance is not necessarily indicative of how the common stocks comprising the basket or the notes will perform in the future. See “The Basket—Historical Information.”

What Changes Will Be Made To The Basket?

Changes will be made to the basket if the issuers whose common stocks comprise the basket engage in extraordinary corporate transactions. For example, if an issuer is not the surviving entity in a merger and the merger consideration consists of listed equity securities and cash, such issuer’s common stock will be removed from the basket and the basket will then include equity securities of the successor entity and cash received in the merger plus accrued interest. Also as an example, if an issuer distributes listed equity securities of a subsidiary to shareholders, the subsidiary’s equity securities will then be added to the basket. Adjustments will be made to the multipliers to give effect to stock splits, stock dividends and similar events. See “Description of the Notes—Adjustments To Securities That Comprise The Basket.”

How Will I Be Able To Find Information On The Basket?

You may call Wells Fargo Securities LLC at (866) 882-3976 to obtain the level of the basket and the number of shares of each common stock included in the basket per $1,000 note.

Are There Any Risks Associated With My Investment?

Yes, only 25% of the original public offering price of the notes is protected ($250 per $1,000 note) and the notes are subject to a number of additional risks. See “Risk Factors” beginning on page S-13.

What About Taxes?

Under the characterization of the notes as a financial contract with cash settlement, rather than as a debt instrument, you should not be required to recognize any income or gain during the term of the notes, except that any interest on the notes may constitute taxable income to you when received or accrued, in accordance with your method of tax accounting. If you are a United States holder (as defined in “United States Federal Income Tax Consequences”), upon the sale or exchange or at maturity of a note, any gain or loss should be capital, and should be long-term capital gain or loss if you have held the note for more than one year at such time. Significant aspects of the U.S. federal income tax treatment of your investment in the notes are uncertain. For a more complete discussion of the U.S. federal income tax consequences of your investment in the notes, see “United States Federal Income Tax Consequences.”

Who Is Wells Fargo & Company?

We are a diversified financial services company organized under the laws of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

What Is The Role Of Wells Fargo Securities, LLC?

Wells Fargo Securities, LLC, one of our subsidiaries, is the underwriter for the offering and sale of the notes. Wells Fargo Securities, LLC will also be the calculation agent for purposes of calculating the amount payable to you. Potential conflicts of interest may exist between Wells Fargo Securities, LLC and you as a beneficial owner of the notes. See “Risk Factors—Potential Conflicts of Interest Exist Because We Control Wells Fargo Securities, LLC, Which Will Act As The Calculation Agent” and “Description of the Notes—Calculation Agent.”

After the initial offering, Wells Fargo Securities, LLC and/or one of its affiliates may make a market in the notes and may stabilize or maintain the market price of the notes during the initial distribution of the notes. However, neither Wells Fargo Securities, LLC nor any of its affiliates will be obligated to engage in any of these market activities or to continue them once they are begun.

In What Form Will The Notes Be Issued?

The notes will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your notes. See “Description of Notes—Book-Entry, Delivery and Form.”

Will The Notes Be Listed On A Stock Exchange?

The notes have been approved for listing on the American Stock Exchange under the trading symbol “WFG.E,” subject to official notice of issuance. You should be aware that the listing of the notes on the American Stock Exchange will not necessarily ensure that a liquid trading market will be available for the notes.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference. As described in more detail below, the trading price of the notes may vary considerably before the stated maturity date due to, among other things, fluctuations in the price of the common stocks included in the basket and other events that are difficult to predict and are beyond our control.

You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

These Notes Are Different From Our Conventional Debt Securities.

•	You May Lose Up To 75% Of Your Investment. If the final basket level is lower than the initial basket level by more than 25%, for any percentage decline in the final basket level from the initial basket level in excess of 25%, you will lose an equal percentage of the original public offering price of your notes. Therefore, you may lose up to 75% of the original public offering price of your notes, or $750 per $1,000 note.

•	Low Interest Rate; The Yield May Be Lower Than The Yield On A Conventional Debt Security Of Comparable Maturity. The annual interest rate on the notes will only be 1.00%, and interest will not be payable on the notes on or after July 15, 2008. As a result, the amount we pay you on the notes may be less than the return you could earn on other investments. Even if the final basket level has not decreased by more than 25% from the initial basket level and the average basket level is greater than the initial basket level, the amount you receive at maturity, together with interest payments you have received, may be only slightly greater than $1,000 per $1,000 note, and the effective yield to maturity on the notes may be less than that which would be payable on one of our conventional fixed-rate, non-callable debt securities. In addition, any return may not fully compensate you for any opportunity cost to you when you take into account inflation and other factors relating to the time value of money.

The Average Basket Level Based On Monthly Closing Levels May Be Less Than The Closing Level Of The Basket At Maturity Or At Other Times During The Term Of The Notes.

Because the average basket level will be calculated based on the closing levels of the common stocks that comprise the basket on 63 monthly dates, the average basket level, as so calculated, may be less than the level of the basket at maturity or at other times during the term of the notes. This difference could be particularly large if there is a significant increase in the value of the common stocks comprising the basket during the latter portion of the term of the notes.

Your Return On The Notes Could Be Less Than If You Owned The Common Stocks Included In The Basket.

Your return on the notes will not reflect the return you would realize if you actually owned  the common stocks included in the basket and received the dividends paid on those stocks. This is because the amount payable to you is calculated by reference to the level of the basket. The level of the basket is calculated by reference to the prices of the common stocks in the basket without taking into consideration the value of non-extraordinary dividends paid on those stocks, and by reference to the average basket level and not the basket level at maturity.

Historical Values Of The Twenty-One Common Stocks Comprising The Basket Should Not Be Taken As An Indication Of The Future Performance Of The Basket During The Term Of The Notes.

The trading prices of the common stocks and any cash included in the basket will determine the amount payable at maturity to you. Past performance of such common stocks is not necessarily indicative of how such common stocks will perform in the future. Additionally, as a result of a merger or acquisition, one or more of the common stocks in the basket may be replaced with a surviving or acquiring entity’s securities. As a result, it is impossible to predict whether the value of the basket will fall or rise. Trading prices of the common stocks included in the basket will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those common stocks themselves.

The Value Of The Notes Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the notes in the secondary market will be affected by supply and demand of the notes (including inventory positions with Wells Fargo Securities, LLC or any other market maker), the closing prices at that time of the common stocks comprising the basket, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the notes before maturity may be at a discount, which could be substantial, from their original public offering price, if, at that time, the basket level or the average basket level is less than, equal to or not sufficiently above the initial basket level at such time. A change in a specific factor could have the following impacts on the market value of the notes, assuming all other conditions remain constant.

•	Basket Performance. We expect that the trading value of the notes will depend substantially on the amount, if any, by which the basket level and the average basket level at any given point in time exceeds the initial basket level. If you decide to sell your notes when the basket level or the average basket level exceeds the initial basket level, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that basket level or average basket level because of expectations that the performance of the common stocks comprising the basket will continue to fluctuate until the final basket level and the final average basket level are determined. Political, economic and other developments that affect the common stocks in the basket may also affect the basket level and the average basket level and, thus, the value of the notes.

•	Interest Rates. The trading value of the notes may be affected by changes in interest rates. In general, higher U.S. interest rates will reduce the trading value of the notes and, conversely, lower U.S. interest rates will increase the trading value of the notes.

•	Volatility Of The Twenty-One Common Stocks Comprising The Basket. Volatility is the term used to describe the size and frequency of market fluctuations. The trading value of the notes may be affected if the volatility of the basket changes.

•	Time Remaining To Maturity. The value of the notes may be affected by the time remaining to maturity. As a result of a “time premium,” the notes may trade at a value above that which would be expected based on the level of interest rates and the performance of the common stocks comprising the basket and the basket level and the average basket level at such time the longer the time remaining to maturity. A “time premium” results from expectations concerning the value of the basket during the period prior to maturity of the notes. The time premium may also be affected by the dividend yields on the common stocks comprising the basket. In general, higher dividend yields will reduce the time premium of the notes and, conversely, lower dividend yields will increase the time premium of the notes. As the time remaining to the maturity of the notes decreases, this time premium may decrease, adversely affecting the trading value of the notes.

•	Events Involving The Companies Whose Common Stocks Comprise The Basket. General economic conditions and earnings results of the companies whose common stocks comprise the basket and real or anticipated changes in those conditions or results may affect the trading value of the notes. Additionally, as a result of a merger or acquisition, one or more of the common stocks in the basket may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the common stock originally included in the basket.

•	Our Credit Ratings, Financial Condition And Results of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the trading value of the notes. However, because the return on the notes is dependent upon factors in addition to our ability to pay our obligations under the notes, such as the value of the basket, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the notes.

You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the notes attributable to another factor, such as an increase in the basket level.

We Cannot Control Actions By The Companies Whose Common Stocks Comprise The Basket.

Actions by any company whose common stock is included in the basket may have an adverse effect on the price of its common stock, the basket level and the value of the notes. In addition, these companies are not involved in the offering of the notes and have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes made hereby and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies are not involved with the administration, marketing or trading of the notes and have no obligations with respect to the amount to be paid to you at maturity.

We And Our Affiliates Have No Affiliation With The Companies Whose Common Stocks Comprise The Basket And Are Not Responsible For Their Public Disclosure Of Information Or The Availability Of Information.

We and our affiliates are not currently affiliated in any way with the companies whose common stocks comprise the basket. This prospectus supplement relates only to the notes and does not relate to the common stocks included in the basket. The material provided in this prospectus supplement concerning such companies has been derived from publicly available documents concerning such companies. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of any company whose common stock is included in the basket in connection with the offering of the notes. We do not make any representation that the publicly available documents or any publicly available information about the companies whose common stocks comprise the basket are accurate or complete. Furthermore, we do not know whether such companies have disclosed all events occurring before the date of this prospectus supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above and the initial multipliers of the common stocks included in the basket. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning any such company could affect the market value of the notes and your payment at maturity. You, as an investor in the notes, should make your own investigation into the companies whose common stocks comprise the basket.

In addition, there can be no assurance that each of the companies whose common stocks comprise the basket will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will distribute any reports, proxy statements, and other information required thereby to its shareholders. In the event that any of such companies cease to be subject to such reporting requirements and the notes continue to be outstanding, pricing information for the notes may be more difficult to obtain and the value and liquidity of the notes may be adversely affected. We and our affiliates are not responsible for the public disclosure of information by the companies whose common stocks comprise the basket, whether contained in filings with the Securities and Exchange Commission or otherwise.

You Have Limited Antidilution Protection.

The multipliers of the common stocks included in the basket, and, in certain circumstances, the process of determining the basket level, are subject to adjustment for a number of events arising out of stock splits and combinations, stock dividends, and a number of other extraordinary corporate transactions involving the companies whose common stocks comprise the basket, as well as for the liquidation, dissolution, or winding up of such companies. However, the calculation agent is not required to make an adjustment for every corporate event that can adversely affect the price of such common stocks, such as an offering of common stock for cash or in connection with an acquisition. There can be no assurance that such companies will not make offerings of common stock in the future, or any estimate as to the amount of these offerings, if any.

Potential Conflicts Of Interest Exist Because We Control Wells Fargo Securities, LLC, Which Will Act As The Calculation Agent.

Wells Fargo Securities, LLC will act as the calculation agent, which determines the amount you will receive on the notes, whether adjustments should be made to the multipliers and whether a market disruption event has occurred. As a result, potential conflicts of interest may exist between Wells Fargo Securities, LLC and you. See “Description of the Notes—Determination Of Additional Amount,” “Description of the Notes—The Multipliers For The Common Stocks That Comprise The Basket,” “Description of the Notes—Adjustments To Securities That Comprise The Basket” and “Description of the Notes—Market Disruption Events.”

Trading And Other Transactions By Us Or Our Affiliates Could Affect The Prices Of The Common Stocks Comprising The Basket, The Level Of The Basket Or The Market Value Of The Notes.

As part of our general financial risk management, we or one or more of our affiliates expect to fully or partially hedge our obligations under the notes. Pursuant to such hedging activities, we or one or more of our affiliates may acquire the common stocks comprising the basket or listed or over-the-counter derivative or synthetic instruments related to such securities.

To the extent that we or one or more of our affiliates has a long hedge position in any of the common stocks that make up the basket, or derivative or synthetic instruments related to those equity securities, we or one or more of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the notes or at or about the time of a change in the common stocks that underlie the basket. Depending on, among other things, future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Certain activity by us or one or more of our affiliates described above can potentially increase or decrease the prices of the common stocks comprising the basket and, accordingly, increase or decrease the level of the basket. Although we have no reason to believe that any of those activities will have a material impact on the price of the common stocks that make up the basket, these activities could have such an effect.

We or one or more of our affiliates may also engage in trading in the common stocks comprising the basket and other investments relating to such common stocks on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of such common stocks and, therefore, the market value of the notes.

In addition, we or one or more of our affiliates may purchase or otherwise acquire a long or short position in the notes from time to time and may, in our or their sole discretion, hold or resell those notes. We or one or more of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future.

We or one or more of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the performance of some or all of the common stocks comprising the basket. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

Research Reports And Other Transactions May Create Conflicts Of Interest Between You and Us.

We or one or more of our affiliates may, at present or in the future, publish research reports on the companies whose common stocks are included in the basket. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market price of common stocks comprising the basket and, therefore, the market value of the notes. The selection of the common stocks comprising the basket was not based on research reports published by us or any of our affiliates.

In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the companies whose common stocks are included in the basket, including making loans to or equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These activities may present a conflict between us and our affiliates and you. In the course of that business, we or any of our affiliates may acquire non-public information about one or more of the companies whose common stocks comprise the basket. If we or any of our affiliates do acquire such non-public information, we are not obligated to disclose such non-public information to you.

Because The Characterization Of The Notes For U.S. Federal Income Tax Purposes Is Uncertain, The Material U.S. Federal Income Tax Consequences Of An Investment In The Notes Are Uncertain.

You also should consider the tax consequences of investing in the notes. There is no direct  legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain. Any interest on the notes may constitute taxable income to you when received or accrued, in accordance with your method of tax accounting. You may also be required to recognize additional income for U.S. federal tax purposes with respect to the notes prior  to the sale, exchange or maturity of the notes. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section “United States Federal Income Tax Consequences.”

Although The Notes Have Been Approved For Listing On The American Stock Exchange, We Cannot Assure You That An Active Trading Market Will Develop.

The notes have been approved for listing on the American Stock Exchange under the symbol “WFG.E,” subject to official notice of issuance. Prior to this offering there has been no market for the notes. Listing the notes on the American Stock Exchange does not ensure that a liquid trading market will develop for the notes.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to maturity. This may affect the price you receive upon such sale. Wells Fargo Securities, LLC and/or its affiliates may make a market for the notes, but are not required to do so. Consequently, you should be willing to hold the notes to maturity.

WELLS FARGO & COMPANY

We are a diversified financial services company organized under the laws of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

DESCRIPTION OF THE NOTES

This description of the terms of the notes adds information to the description of the general terms and provisions of the senior debt securities in the accompanying prospectus. If this summary differs in any way from the summary in the accompanying prospectus, you should rely on the description of notes in this prospectus supplement.

General

The notes will be our unsecured senior obligations and will initially be limited to a total original public offering price of $24,660,000. We may not redeem the notes prior to their maturity. There is no sinking fund for the notes.

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same stated maturity date and other terms as such notes. Any additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of senior debt securities under the indenture. No additional notes may be issued if an event of default under the indenture has occurred and is continuing with respect to the notes.

We will not make any additional payments on the notes to compensate any beneficial owner for any United States tax withheld from payments on the notes.

The notes are not subject to defeasance in the manner described under the heading “Description of Debt Securities—Defeasance” in the accompanying prospectus.

The notes will be issued in denominations of $1,000 and whole multiples of $1,000.

New York State law governs the indenture under which the notes will be issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the notes. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. We agree, to the extent permitted by law, not to voluntarily claim the benefits of any such usury laws in connection with the notes.

Interest

The notes will bear interest from July 8, 2003 or from the most recent interest payment date on which we have paid or provided for interest on the notes to but excluding July 15, 2008 at an annual rate of 1.00%. The notes will not bear interest on or after July 15, 2008. We will pay interest on a note on each July 15, each of which we will refer to as an interest payment date, to the person in whose name such note was registered at the close of business on the preceding July 1, whether or not a business day. The first interest payment date will be July 15, 2004. Interest on the notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. In the event that an interest payment date is not a business day, we will pay interest on the next day that is a business day, with the same force and effect as if made on the interest payment date, and without any interest or other payment with respect to the delay. For purposes of this prospectus supplement, a business day is a day other than a Saturday, a Sunday or any other day on which banking institutions in Minneapolis, Minnesota or New York, New York are authorized or required by law or executive order to remain closed.

Payment On The Stated Maturity Date

The notes will mature on October 9, 2008. On the stated maturity date, we will pay you, per $1,000 note, an amount calculated as follows:

•	if the final basket level is higher than, equal to or no more than 25% lower than the initial basket level, you will receive $1,000 plus the additional amount, if any, calculated as described below; and

•	if the final basket level is lower than the initial basket level by more than 25%,

•	you will lose some of your principal: for any percentage decline in the final basket level from the initial basket level of $1,000 in excess of 25%, equivalent to any decline below $750, you will lose an equal percentage of the original public offering price of your notes; and

•	you will be entitled to an additional amount, if any, but the additional amount may be zero.

As a result, you may lose up to 75% of the original public offering price of your notes.

The initial basket level has been set by us at $1,000.

The final basket level will be the closing level of the basket, determined as set forth below under “—Determination of Additional Amount,” on the final valuation date.

The final valuation date will be the last trading day in September 2008; provided, however, that if a market disruption event occurs on such date, the final valuation date will be determined as set forth under “—Determination Of Additional Amount.”

Determination Of Additional Amount

The additional amount per $1,000 note will be equal to the greater of (i) zero and (ii) the product of:

•	$1,000; and

•	average basket level – initial basket level
initial basket level

Except as set forth below in this paragraph, the average basket level will be the arithmetic average of the closing levels of the basket on the last trading day of each of the 63 months, starting from and including July 2003 and ending at and including September 2008. The closing level of the basket on any date specified above will be determined by the calculation agent and will be the sum of the products resulting from multiplying the closing price of each common stock included in the basket on such date by the then current number of shares of that common stock included in the basket, and will include distributions made to holders of that stock as a result of certain extraordinary corporate transactions involving the issuer of that stock. If the calculation agent determines that one or more market disruption events have occurred with respect to any common stock included in the basket on any of these dates, the calculation agent will determine the closing level for such date by reference to the closing level of the basket on the next trading day on which there is not a market disruption event; provided, however, that if a market disruption event occurs on the last trading day of September 2008 and the next trading day on which there is not a market disruption event has not occurred on or prior to October 3, 2008, the calculation agent will make a good faith estimate in its sole discretion  of the closing level of the basket on October 3, 2008 or, if October 3, 2008 is not a trading day, the first trading day preceding October 3, 2008, that would have prevailed in the absence of the market disruption event and that good faith estimate will be the closing level of the basket for September 2008 and the final basket level. See “—The Multipliers For The Common Stocks That Comprise The Basket,” “—Adjustments To Securities That Comprise The Basket” and “—Market Disruption Events.”

The closing price of any common stock on any day will be (1) if the common stock is listed on a national securities exchange on that date, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal United States exchange on which the security is listed or admitted to trading, (2) if the common stock is not listed on a national securities exchange on that date, or if the closing sale price or last reported sale price is not obtainable (even if the security is listed or admitted to trading on such exchange), and the security is quoted on the Nasdaq National Market, the closing bid price or, if no closing bid price is reported, the last reported bid price on that date as reported on the Nasdaq, and (3) if the security is not quoted on the Nasdaq on that date or, if the closing bid price or last reported bid price is not obtainable (even if the security is quoted on the Nasdaq), the last quoted bid price for the security in the over the counter market on that date as reported by the OTC Bulletin Board, the National Quotation Bureau, or a similar organization. If no sale price is available pursuant to clauses (1), (2) or (3) above, the closing price on any date will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the common stock obtained from as many dealers in such common stock (which may include any of our subsidiaries or affiliates), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. A security “quoted on the Nasdaq National Market” will include a security included for listing or quotation in any successor to such system and the term “OTC Bulletin Board” will include any successor to such service.

A trading day is each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which The New York Stock Exchange, The Nasdaq National Market and The American Stock Exchange are open for trading.

When we refer to the common stocks that comprise the basket in this prospectus supplement we are referring to the common stocks of the twenty-one companies discussed in this prospectus supplement as well as any other equity securities included in the basket after the date hereof as a result of certain extraordinary corporate transactions involving such companies, unless the context indicates otherwise. See “—Adjustments To Securities That Comprise The Basket.’’

The Multipliers For The Common Stocks That Comprise The Basket

The initial multiplier for each common stock in the basket is the number of shares, or fraction of a share, of each common stock required to be included in the basket so that each common stock represents approximately 4.76192%, or $47.6192, of the basket on a U.S. dollar weighted basis on the pricing date. The initial multipliers for each common stock in the basket are listed in the table under “The Basket—The Twenty-One Common Stocks Comprising The Basket.” The price used to determine the initial multiplier for each common stock was determined based on the closing price for each common stock on the pricing date. The multipliers for each common stock will remain constant unless adjusted for the extraordinary corporate transactions described below.

No adjustment to a multiplier will be required other than those specified below. The calculation agent may, at its sole discretion, make additional adjustments in other circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. The required adjustments specified below do not cover all events that could affect the common stocks included in the basket.

Adjustments To Securities That Comprise The Basket

Adjustments to securities included in the basket will be made by adjusting the multiplier then in effect for the securities, by adding new securities or cash and/or by removing current securities in the circumstances described below. For purposes of these adjustments, except as noted below, American Depositary Receipts, or ADRs, are treated like common stock if a comparable adjustment to the foreign shares underlying the ADRs is made pursuant to the terms of the depositary arrangement for the ADRs or if holders of ADRs are entitled to receive property in respect of the underlying foreign share.

•	If a common stock is subject to a stock split or reverse stock split, then once the split has become effective, the multiplier relating to that common stock will be adjusted. The multiplier will be adjusted to equal the product of the number of shares outstanding after the split with respect to each share immediately prior to effectiveness of the split and the prior multiplier.

•	If a common stock is subject to a stock dividend or stock distribution in such common stock that is given equally to all holders of shares, then once the common stock is trading ex-dividend, the multiplier will be increased by the product of the number of shares issued with respect to one share and the prior multiplier. The ex-dividend date with respect to any dividend, distribution or issuance is the first date on which common stock included in the basket trades in the regular way on its principal market without the right to receive the dividend, distribution or issuance.

•	If the issuer of a common stock, or, if a common stock is an ADR, the foreign issuer of the underlying foreign share, is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, the common stock will continue to be included in the basket so long as the primary exchange, trading system or market is reporting a closing price for the common stock. If a closing price, including a price on a bulletin board service, is no longer available for a common stock included in the basket, then the value of that common stock will equal zero for so long as no closing price is available, and no attempt will be made to find a replacement stock or increase the basket to compensate for the deletion of that common stock.

•

If the issuer of a common stock, or, if a common stock is an ADR, the foreign issuer of the underlying foreign share, has been subject to a merger or consolidation and is not the surviving entity and holders of the common stock are entitled to receive cash, securities, other property or a combination of those in exchange for the common stock, then the following will be included in the basket:

•	To the extent cash is received, the basket will include, at the time holders are entitled to receive the cash consideration, an amount of cash equal to the product of the multiplier and the cash consideration received for each share of the former common stock plus accrued interest, and the former common stock will be removed from the basket. Interest will accrue beginning on the first London business day after the day on which holders receive the cash consideration until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence. A London business day means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

•	To the extent that equity securities that are traded or listed on an exchange, trading system or market are received, once the exchange for the new securities has become effective, the former common stock will be removed from the basket and the new securities will be added to the basket. The multiplier for the new securities will equal the product of the last value of the multiplier of the original underlying common stock and the number of securities of the new security exchanged with respect to one share of the original common stock.

•	To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) are received, once the exchange has become effective, the former common stock will be removed from the basket and the calculation agent will determine the fair market value of the securities or other property received for each share of such former common stock and the basket will include an amount of cash equal to the product of the multiplier and such fair market value. The basket will also include accrued interest on that amount. Interest will accrue beginning on the first London business day after the day on which the holders receive the securities or other property until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

•	If all of the shares of a common stock of an issuer in the basket are converted into or exchanged for the same or a different number of shares of any class or classes of common stock other than that common stock included in the basket, whether by capital reorganization, recapitalization or reclassification, then, once the conversion has become effective, the former common stock will be removed from the basket and the new common stock will be added to the basket. The multiplier for each new common stock added to the basket will equal the product of the last value of the multiplier of the original common stock and the number of shares of the new common stock issued with respect to one share of the original common stock.

•	If the issuer of any common stock included in the basket issues transferable rights or warrants to all holders of such common stock to subscribe for or purchase such common stock at an exercise price per share that is less than the closing price of such common stock on the trading day before the ex-dividend date for issuance, then the multiplier will be adjusted to equal the product of the prior multiplier and the following fraction:

•	the numerator will be the number of shares of such common stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of such common stock offered for subscription or purchase under those transferable rights or warrants, and

•	the denominator will be the number of shares of such common stock outstanding at the close of business on the trading day before that ex-dividend date plus the product of (1) the total number of additional shares of such common stock offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the closing price on the trading day before that ex-dividend date.

To the extent that, after the expiration of such rights or warrants, such issuer’s common stock offered thereby has not been delivered, the multiplier for such common stock will be further adjusted to equal the multiplier which would have been in effect had such adjustment for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of common stock actually delivered.

•	If the issuer of a common stock in the basket, or if a common stock is an ADR, the issuer of the underlying foreign share, issues to all of its shareholders common stock or another equity security that is traded or listed on an exchange, trading system or market of an issuer other than itself, then the new common stock or other equity security will be added to the basket. The multiplier for the new common stock or other equity security will equal the product of the last value of the multiplier with respect to the original common stock and the number of shares of the new common stock or other equity security issued with respect to one share of the original common stock.

•	If a common stock is subject to an extraordinary dividend or an extraordinary distribution (including upon liquidation or dissolution) of cash, equity securities that are not traded or listed on an exchange, trading system or market, non-equity securities or other property of any kind which is received equally by all holders of its common stock, then the basket will include the following:

•	To the extent cash is entitled to be received, the basket will include on each day after the time that the common stock trades ex-dividend until the date the cash consideration is entitled to be received, the present value of the amount of cash to be received (such amount equal to the product of the multiplier and the cash received for each share of common stock), discounted at a rate equal to LIBOR, with a term beginning that day and ending on the date that the cash is entitled to be received. When the cash consideration is received, the basket will include such amount of the cash consideration, plus accrued interest. Interest will accrue beginning the first London business day after the day that holders receive the cash consideration until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

•

To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) are received, the calculation agent will determine the fair market value of the securities or other property received for each share of common stock and the basket will include an amount of cash equal to the product of the multiplier and such fair market value. The basket will also include accrued interest on that amount. Interest will accrue beginning on the first London business day after the day that one of our affiliates sells the securities or other property used to hedge our obligations under the notes until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

•	A dividend or other distribution with respect to any common stock included in the basket will be deemed to be an extraordinary dividend or distribution if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for such common stock by an amount equal to at least 10% of closing price of such common stock on the trading day before the ex-dividend date. The amount of an extraordinary dividend or distribution with respect to an extraordinary dividend or distribution for any common stock included in the basket equals (1) for an extraordinary dividend or distribution that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend or distribution per share of such common stock minus the amount per share of the immediately preceding dividend or distribution, if any, that was not an extraordinary dividend or distribution for such common stock, or (2) for an extraordinary dividend or distribution that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend or distribution.

•	If similar corporate events occur with respect to the issuer of an equity security included in the basket in the future, adjustments similar to the above will be made for that equity security.

If more than one event occurs that requires adjustment to a particular multiplier, the calculation agent will adjust the multiplier in the order in which each event occurs, and on a cumulative basis. Thus, after adjusting the multiplier for the first event, the calculation agent will then adjust the multiplier for the second event. The second adjustment will be made to the multiplier after adjustment is made for the first event, and so on for each subsequent event.

No adjustments of any multiplier of a common stock will be required unless the adjustment would require a change of at least 0.1% in the multiplier then in effect. The multiplier resulting from any of the adjustments specified above will be rounded up or down to the nearest 0.0001, with 0.00005 being rounded downward.

Within 30 business days following the occurrence of an event that requires an adjustment to a multiplier, or, if later, within 30 business days following the date on which we became aware of the occurrence, we will provide written notice to the trustee, which will provide notice to the holders of the notes of the occurrence of the event, and a statement in reasonable detail setting forth the adjustment made to that multiplier.

Market Disruption Events

A market disruption event with respect to a common stock included in the basket will occur on any day if the calculation agent determines any of the following:

•

A material suspension or material limitation of trading in that common stock has occurred on that day, in each case, during the one-half hour period preceding the close of trading on the primary organized U.S. exchange or trading system on which that security is traded or, in the case of a common stock not listed or quoted in the United States, on the primary exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to the rules of any primary organized exchange or trading system similar to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the SEC of similar scope or as a replacement for Rule 80B, may be considered material. For purposes of this prospectus supplement, “trading system” includes bulletin board services.

•	A material suspension or material limitation has occurred on that day, in each case, during the one-half hour period preceding the close of trading in options or futures contracts related to that common stock, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which those options or futures contracts are traded or otherwise.

•	Information is unavailable on that date, through a recognized system of public dissemination of transaction information, during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of that common stock or in respect of options or futures contracts related to that common stock, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market for that security.

For purposes of determining whether a market disruption event has occurred:

•	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market; and

•	close of trading means 4:00 p.m., New York City time.

Under certain circumstances, the duties of Wells Fargo Securities, LLC as the calculation agent in determining the existence of market disruption events could conflict with the interests of Wells Fargo Securities, LLC as an affiliate of the issuer of the notes.

Hypothetical Returns

The table below illustrates, for a range of hypothetical final basket levels and average basket levels, and with an initial basket level of $1,000:

•	the hypothetical final basket level;

•	the hypothetical average basket level;

•	the hypothetical percentage change from the initial basket level;

•	the hypothetical additional amount per $1,000 note;

•	the percentage change from $1,000 to the hypothetical amount payable at stated maturity per $1,000 note;

•	the hypothetical total amount payable at stated maturity per $1,000 note;

•	the hypothetical aggregate annual interest payments;

•	the hypothetical pre-tax total rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical Final Basket Level		Hypothetical Average Basket Level		Hypothetical Percentage Change From Initial Basket Level	Hypothetical Additional Amount Per $1,000 Note	Percentage Change From $1,000 To Hypothetical Amount Payable at Stated Maturity Per $1,000 Note	Hypothetical Total Amount Payable At Stated Maturity Per $1,000 Note	Hypothetical Aggregate Annual Interest Payments(1)	Hypothetical Pre-Tax Total Rate of Return(1)	Hypothetical Pre-Tax Annualized Rate of Return(2)
—		—		-100.00%	$0.00	-75.00%	$250.00	$54.19	-69.58%	-20.26%
$200.00		$200.00		-80.00%	$0.00	-55.00%	$450.00	$54.19	-49.58%	-12.21%
$400.00		$400.00		-60.00%	$0.00	-35.00%	$650.00	$54.19	-29.58%	-6.45%
$600.00		$600.00		-40.00%	$0.00	-15.00%	$850.00	$54.19	-9.58%	-1.90%
$700.00		$700.00		-30.00%	$0.00	-5.00%	$950.00	$54.19	0.42%	0.08%
$750.00		$750.00		-25.00%	$0.00	0.00%	$1,000.00	$54.19	5.42%	1.01%
$800.00		$800.00		-20.00%	$0.00	0.00%	$1,000.00	$54.19	5.42%	1.01%
$1,000.00	(3)	$1,000.00	(3)	0.00%	$0.00	0.00%	$1,000.00	$54.19	5.42%	1.01%
$1,200.00		$1,200.00		20.00%	$200.00	20.00%	$1,200.00	$54.19	25.42%	4.40%
$1,400.00		$1,400.00		40.00%	$400.00	40.00%	$1,400.00	$54.19	45.42%	7.38%
$1,600.00		$1,600.00		60.00%	$600.00	60.00%	$1,600.00	$54.19	65.42%	10.05%
$1,800.00		$1,800.00		80.00%	$800.00	80.00%	$1,800.00	$54.19	85.42%	12.46%
$2,000.00		$2,000.00		100.00%	$1,000.00	100.00%	$2,000.00	$54.19	105.42%	14.67%

(1)	Assumes the interest payments are reinvested to maturity at a rate equal to LIBOR with a term corresponding to the time remaining to maturity.
(2)	The annualized rates of return are calculated on a semi-annual bond equivalent basis.
(3)	The initial basket level.

The above figures are for purposes of illustration only. The actual amount received by investors and the resulting total and pre-tax rate of return will depend entirely on the final basket level, the actual closing prices of the common stocks comprising the basket and the additional amount determined by the calculation agent. In particular, the final basket level and the actual average basket level could be lower or higher than those reflected in the table.

Your return on the notes will not reflect the return you would have realized if you had actually owned the common stocks included in the basket because the basket does not reflect the value of non-extraordinary dividends paid on those stocks and because the additional amount is based on the average basket level and not the basket level at maturity.

You should compare the features of the notes to other available investments before deciding to purchase the notes. Due to the uncertainty concerning the final basket level and the additional amount, the return on investment with respect to the notes may be higher or lower than the return available on other securities issued by us or by others. You should reach an investment decision only after carefully considering the suitability of the notes in light of your particular circumstances.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as initial calculation agent for the notes and may appoint agents to assist it in the performance of it duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The calculation agent will determine the amount you receive at maturity of the notes. In addition, the calculation agent will determine:

•	the basket level at the end of each monthly period; see “—Determination Of Additional Amount;”

•	the final basket level; see “— Payment On The Stated Maturity Date;”

•	whether adjustments to the multipliers of the common stocks are required under various circumstances; see “—The Multipliers For The Common Stocks That Comprise The Basket” and “—Adjustments To Securities That Comprise The Basket;”

•	the fair market value of certain distributions made with respect to the common stocks comprising the basket; see “—Adjustments To Securities That Comprise The Basket;’’ and

•	whether a market disruption event has occurred; see “—Market Disruption Events.”

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. Except as described above under “—Adjustments To Securities That Comprise The Basket,” all percentages and other amounts resulting from any calculation with respect to the notes will be rounded at the calculation agent’s discretion. The calculation agent will have no liability for its determinations.

Default Amount on Acceleration

If an event of default with respect to any notes has occurred and is continuing, the amount payable to you upon any acceleration permitted under the indenture per $1,000 note will be calculated in the same manner as described in “—Payment On The Stated Maturity Date” and “—Determination of Additional Amount,” except that the amount will be calculated as though the date of acceleration was the stated maturity date and the date for determining the closing level for the last measurement period and the final valuation date; provided, however, if such date is not a trading day or if a market disruption event has occurred on such date, the next trading day on which there is not a market disruption event will be deemed to be the date for determining the closing level for the last measurement period and the final valuation date. If a bankruptcy proceeding is commenced in respect of us, the claims of the holder of a note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, as though the commencement of the proceeding was the stated maturity date and the date for determining the closing level for the last measurement period and the final valuation date. The notes will not bear a default rate of interest after an event of default or acceleration under the indenture.

Trustee, Paying Agent, Authenticating Agent and Registrar

Citibank, N.A. will act as trustee for the notes, which will be issued under an indenture dated as of July 21, 1999, as amended or supplemented from time to time, between us and the trustee. The indenture is a senior indenture as described in the accompanying prospectus. You should read the accompanying prospectus for a general discussion of the terms and provisions of the indenture. From time to time, we and some of our subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Wells Fargo Bank Minnesota, N.A., one of our affiliates and an affiliate of Wells Fargo Securities, LLC, will initially serve as the authenticating agent, paying agent and security registrar for the notes.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

The notes will be issued as fully-registered global notes which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as “DTC,” and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may hold their interests in the global notes directly if they are participants in DTC, or indirectly through organizations that are participants in DTC. Beneficial interests in the global notes will be held in denominations of $1,000 and multiples of $1,000. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Notes represented by a global note can be exchanged for definitive notes in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global note and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that that global note will be exchangeable for definitive notes in registered form and notify the trustee of our decision; or

•	an event of default with respect to the notes represented by that global note has occurred and is continuing.

A global note that can be exchanged as described in the preceding sentence will be exchanged for definitive notes issued in denominations of $1,000 and multiples of $1,000 in registered form for the same aggregate amount. The definitive notes will be registered in the names of the owners of the beneficial interests in the global note as directed by DTC.

We will make payments on all notes represented by a global note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by a global note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global note;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective holdings as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriter will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global note for all purposes of the notes. Owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered owners or holders of notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global note. Beneficial owners may experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including Wells Fargo Securities, LLC, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Listing

The notes have been approved for listing on the American Stock Exchange under the symbol “WFG.E,” subject to official notice of issuance. Trading of the notes on the American Stock Exchange is expected to commence upon official notice of issuance.

Governing Law

The notes and the indenture will be governed by and interpreted in accordance with the laws of the State of New York.

THE BASKET

The Twenty-One Common Stocks Comprising The Basket

The basket will represent a weighted portfolio of the twenty-one common stocks set forth in the table below. The level of the basket will increase or decrease as a result of the performance of the common stocks that make up the basket. As of the pricing date, each of the common stocks included in the basket was weighted equally with an initial weighting of $47.6192. The number of shares of each common stock initially included in the basket, also referred to as the initial multiplier, is equal to the initial weighting divided by the closing price of that common stock on the pricing date and rounding the resulting number to four decimal places. This calculation resulted, as of the pricing date, in starting values for the common stocks set forth in the table below. As the values of the common stocks change over time, the weightings of the common stocks will also change, but the number of shares of each common stock initially included in the basket will not change except in the event of certain extraordinary transactions involving the issuers of the common stock. See “Description of the Notes—The Multipliers For The Common Stocks That Comprise The Basket.”

The twenty-one common stocks in the basket, the primary exchange on which each trades, their stock symbols, their starting stock prices, the initial multiplier for each common stock and the starting value for each stock are as follows:

Issuer of the Common Stock	Exchange(1)	Stock Symbol(1)	Initial Weighting	Starting Stock Price(1)	Initial Multiplier (Number of Shares)	Starting Value
Alcoa Inc.	NYSE	AA	$47.6192	$25.50	1.8674	$47.6187
The Allstate Corporation	NYSE	ALL	$47.6192	$35.65	1.3357	$47.6177
AT&T Corp.	NYSE	T	$47.6192	$19.25	2.4737	$47.6187
Bank of America Corporation	NYSE	BAC	$47.6192	$79.03	0.6025	$47.6156
Baxter International Inc.	NYSE	BAX	$47.6192	$26.00	1.8315	$47.6190
The Boeing Company	NYSE	BA	$47.6192	$34.32	1.3875	$47.6190
CIGNA Corporation	NYSE	CI	$47.6192	$46.94	1.0145	$47.6206
Eastman Kodak Company	NYSE	EK	$47.6192	$27.35	1.7411	$47.6191
E. I. du Pont de Nemours and Company	NYSE	DD	$47.6192	$41.64	1.1436	$47.6195
Exxon Mobil Corporation	NYSE	XOM	$47.6192	$35.91	1.3261	$47.6203
Ford Motor Company	NYSE	F	$47.6192	$10.99	4.3330	$47.6197
General Dynamics Corporation	NYSE	GD	$47.6192	$72.50	0.6568	$47.6180
General Electric Company	NYSE	GE	$47.6192	$28.68	1.6604	$47.6203
General Motors Corporation	NYSE	GM	$47.6192	$36.00	1.3228	$47.6208
Honeywell International Inc.	NYSE	HON	$47.6192	$26.85	1.7735	$47.6185
Johnson & Johnson	NYSE	JNJ	$47.6192	$51.70	0.9211	$47.6209
McDonald’s Corporation	NYSE	MCD	$47.6192	$22.06	2.1586	$47.6187
Rockwell Automation, Inc.	NYSE	ROK	$47.6192	$23.84	1.9974	$47.6180
Sears, Roebuck and Co.	NYSE	S	$47.6192	$33.64	1.4156	$47.6208
U.S. Bancorp	NYSE	USB	$47.6192	$24.50	1.9436	$47.6182
Verizon Communications Inc.	NYSE	VZ	$47.6192	$39.45	1.2071	$47.6201

(1)	Information obtained from Bloomberg L.P.

Each company’s common stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. As described under “Where You Can Find More Information” in the accompanying prospectus, information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website. In addition, information regarding the companies may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of any of this information.

We obtained the following information from the respective companies’ reports filed with the SEC (certain trademarks used by the companies are indicated in italics):

Alcoa Inc.

Alcoa Inc. was formed in 1888 under the laws of the Commonwealth of Pennsylvania. The company changed its name effective January 1, 1999, from Aluminum Company of America to Alcoa Inc. The company is the world’s leading producer of primary aluminum, fabricated aluminum and alumina, and is active in all major aspects of the industry: technology, mining, refining, smelting, fabricating and recycling. The company serves customers worldwide in the packaging, consumer, automotive, aerospace and other transportation, building and construction, industrial products and distribution markets. Related businesses include packaging machinery, precision castings, vinyl siding, plastic bottles and closures, fiber optic cables and electrical distribution systems for cars and trucks.

The Allstate Corporation

The Allstate Corporation was incorporated under the laws of the State of Delaware on November 5, 1992 to serve as the holding company for Allstate Insurance Company. Its business is conducted principally through Allstate Insurance Company, Allstate Life Insurance Company and their affiliates. The company is engaged in the personal property and casualty insurance business and the life insurance, retirement and investment products business. The company conducts its business in the United States and Canada. The Allstate Corporation is the largest publicly held personal lines insurer in the United States.

AT&T Corp.

AT&T Corp. was incorporated in 1885 under the laws of the State of New York. The company is among the world’s communications leaders, providing voice and data communications services to large and small businesses, consumers and government entities. The company and its subsidiaries furnish domestic and international long distance, regional, local and Internet communications services. The company’s primary lines of business are AT&T Business Services and AT&T Consumer Services.

Bank of America Corporation

Bank of America Corporation is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. Through its banking subsidiaries and various nonbanking subsidiaries, the company provides a diversified range of banking and nonbanking financial services and products, primarily throughout the Mid-Atlantic (Maryland, Virginia and the District of Columbia), the Midwest (Illinois, Iowa, Kansas and Missouri), the Southeast (Florida, Georgia, North Carolina, South Carolina and Tennessee), the Southwest (Arizona, Arkansas, New Mexico, Oklahoma and Texas), the Northwest (Oregon and Washington) and the West (California, Idaho and Nevada) regions of the United States and in selected international markets.

Baxter International Inc.

Baxter International Inc. was incorporated under Delaware law in 1931. The company engages in the worldwide development, manufacture and distribution of a diversified line of products, systems and services used primarily in the health-care field. The company manufactures products in 29 countries and sells them in over 100 countries. Health care is concerned with the preservation of health and the diagnosis, cure, mitigation and treatment of disease and body defects and deficiencies. The company’s products are used by hospitals, clinical and medical research laboratories, blood and blood dialysis centers, rehabilitation centers, nursing homes, doctors’ offices and by patients at home under physician supervision.

The Boeing Company

The Boeing Company, together with its subsidiaries, is one of the world’s major aerospace firms. The company is organized based on the products and services it offers. The company operates in four principal segments: (i) commercial airplanes, (ii) military aircraft and missile systems, (iii) space and communications, and (iv) Boeing Capital Corporation. The company also established an other segment classification which principally includes the activities of Connexion by BoeingSM, a two-way data communications service for global travelers; air traffic management, a business unit developing new approaches to a global solution to address air traffic management issues; and Boeing Technology, an advanced research and development organization focused on innovative technologies, improved processes and the creation of new products.

CIGNA Corporation

CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned employee benefits organizations in the United States. Its subsidiaries are major providers of employee benefits offered through the workplace, including health care products and services, group life, accident and disability insurance, retirement products and services and investment management. The company’s major insurance subsidiary, Connecticut General Life Insurance Company, traces its origins to 1865. The company was incorporated in the State of Delaware in 1981.

Eastman Kodak Company

Eastman Kodak Company is engaged primarily in developing, manufacturing and marketing traditional and digital imaging products, services and solutions for consumers, professionals, healthcare providers, the entertainment industry and other commercial customers. The company is the leader in helping people take, share, enhance, preserve, print and enjoy images—for memories, for information, and for entertainment. The company is a major participant in infoimaging—a $385 billion industry composed of devices (digital cameras and personal data assistants (PDAs)), infrastructure (online networks and delivery systems for images) and services and media (software, film and paper) enabling people to access, analyze and print images. The company harnesses its technology, market reach and a host of industry partnerships to provide innovative products and services for customers who need the information-rich content that images contain.

E. I. du Pont de Nemours and Company

E. I. du Pont de Nemours and Company was founded in 1802 and was incorporated in Delaware in 1915. The company is a world leader in science and technology in a range of disciplines,

including high-performance materials, synthetic fibers, electronics, specialty chemicals, agriculture and biotechnology. The company operates globally, manufacturing a wide range of products for distribution and sale to many different markets, including the transportation, textile, construction, motor vehicle, agricultural, home furnishings, medical, packaging, electronics, and the nutrition and health markets.

Exxon Mobil Corporation

Exxon Mobil Corporation, formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. On November 30, 1999, Mobil Corporation became a wholly-owned subsidiary of Exxon Corporation and Exxon Corporation changed its name to Exxon Mobil Corporation. Divisions and affiliated companies of the company operate or market products in the United States and about 200 other countries and territories. Their principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of basic petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The company also has interests in electric power generation facilities. Affiliates of the company conduct extensive research programs in support of these businesses. The company has several divisions and hundreds of affiliates, many with names that include ExxonMobil, Exxon, Esso or Mobil.

Ford Motor Company

Ford Motor Company was incorporated in Delaware in 1919. The company acquired the business of a Michigan company, also known as Ford Motor Company, incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. Ford Motor Company is the world’s second-largest producer of cars and trucks combined. The company and its subsidiaries also engage in other businesses, including financing and renting vehicles and equipment. The company’s business is divided into two business sectors: (i) the automotive sector and (ii) the financial services sector.

General Dynamics Corporation

General Dynamics is a Delaware corporation formed in 1952 as successor to the Electric Boat Company. In the mid 1990’s, the company began a series of acquisitions that expanded its core businesses in the defense industry, broadened its expertise in systems integration and C4ISR (command and control, communications, computers, intelligence, surveillance and reconnaissance) systems, and added business aviation products and services to the company’s offerings. Since 1995, the company has acquired 26 businesses, including three acquisitions during 2002. In the fourth quarter of 2002, the company entered into a definitive agreement to acquire General Motors Defense of London, Ontario (GM Defense), a business unit of General Motors Corporation. The transaction closed on March 1, 2003. The company’s businesses include mission-critical information technology and communications, land and amphibious combat systems, shipbuilding and marine systems, and business aviation. These are leading-edge technology businesses that provide the highest quality products and capabilities to the company’s customers. The company’s principal customers are the U.S. military, other government organizations, the armed forces of allied nations, and a diverse base of corporate and industrial buyers.

General Electric Company

General Electric Company is one of the largest and most diversified industrial corporations in the world. The company has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892. Over the years, the company has developed or acquired new technologies and services that have broadened considerably the scope of its activities. The company’s products include major appliances; lighting products; industrial automation products; medical diagnostic imaging equipment; motors; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; and engineered materials, such as plastics, silicones and superabrasive industrial diamonds; and chemicals for treatment of water and process systems. The company’s services include product services; electrical product supply houses; electrical apparatus installation, engineering, repair and rebuilding services; and through the third quarter of 2002, computer-related information services. Through its affiliate, the National Broadcasting Company, Inc., the company delivers network television services, operates television stations, and provides cable, Internet and multimedia programming and distribution services. Through another affiliate, General Electric Capital Services, Inc., the company offers a broad array of financial and other services including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, and specialty insurance and reinsurance.

General Motors Corporation

General Motors Corporation was incorporated in 1916 under the laws of the State of Delaware. The company is primarily engaged in the automotive and, through its wholly-owned subsidiary, Hughes Electronics Corporation, the communications services industries. The company is the world’s largest manufacturer of automotive vehicles. The company also has financing and insurance operations and, to a lesser extent, is engaged in other industries. The company’s automotive segment is comprised of four regions: (i) GM North America; (iv) GM Europe; (iv) GM Latin America/Africa/Mid-East; and (iv) GM Asia Pacific. The company’s communications services relate to Hughes Electronics Corporation, which includes digital entertainment, information and communications services and satellite-based private business networks. The company’s financing and insurance operations primarily relate to General Motors Acceptance Corporation, which provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, commercial and vehicle insurance and asset-based lending. The company’s other industrial operations include the designing, manufacturing and marketing of locomotives and other heavy-duty transmissions. On April 9, 2003, General Motors Corporation and its wholly-owned subsidiary, Hughes Electronics Corporation, together with The News Corporation Limited, announced the signing of definitive agreements that, subject to General Motors Corporation common stockholder approval, regulatory clearances and certain other conditions, provide for the split-off of Hughes Electronics Corporation from General Motors Corporation and the acquisition by The News Corporation Limited of 34% of Hughes Electronics Corporation.

Honeywell International Inc.

Honeywell International Inc. is a diversified technology and manufacturing company, serving customers worldwide with aerospace products and services, control, sensing and security technologies for buildings, homes and industry, automotive products, specialty chemicals, fibers, and electronic and advanced materials. The company was incorporated in Delaware in 1985. The company globally manages its business operations through strategic business units, which have been aggregated under four reportable segments: (i) aerospace, (ii) automation and control solutions, (iii) specialty materials and (iv) transportation and power systems.

Johnson & Johnson

Johnson & Johnson, with approximately 108,300 employees, is one of the world’s largest manufacturers of health care products, as well as a provider of related services, for the consumer, pharmaceutical and medical devices and diagnostics markets. The company has more than 200 operating companies in 54 countries around the world, selling products in more than 175 countries. Johnson & Johnson’s worldwide business is divided into three segments: (i) consumer, (ii) pharmaceutical and (iii) medical devices and diagnostics. The company was organized in the State of New Jersey in 1887.

McDonald’s Corporation

McDonald’s Corporation operates in the food service industry and primarily operates and franchises quick-service restaurant businesses under the McDonald’s brand. These restaurants serve a varied, yet limited, value-priced menu in 119 countries around the world. The company also operates other restaurant concepts under its partner brands: Boston Market, Chipotle Mexican Grill and Donatos Pizzeria, which are all located primarily in the U.S. In addition, the company has a minority ownership interest in U.K.-based Pret A Manger. In March 2002, the company sold its Aroma Café business in the U.K.

Rockwell Automation, Inc.

Rockwell Automation, Inc., formerly named Rockwell International Corporation, a Delaware corporation, is a leading global provider of industrial automation power, control and information products and services. The company was incorporated in 1996 and is the successor to the former Rockwell International Corporation as a result of a tax-free reorganization completed on December 6, 1996, pursuant to which the company divested its former aerospace and defense businesses to The Boeing Company. The predecessor corporation was incorporated in 1928. On September 30, 1997, the company completed the spinoff of its automotive component systems business into an independent, separately traded, publicly held company named Meritor Automotive, Inc. On July 7, 2000, Meritor and Arvin Industries, Inc. merged to form ArvinMeritor, Inc. On December 31, 1998, the company completed the spinoff of its semiconductor systems business into an independent, separately traded, publicly held company named Conexant Systems, Inc. On June 29, 2001, the company completed the spinoff of its Rockwell Collins avionics and communications business into an independent, separately traded, publicly held company named Rockwell Collins, Inc. The company is organized based upon products and services and has three operating segments: (i) control systems, (ii) power systems and (iii) FirstPoint Contact (formerly electronic commerce).

Sears, Roebuck and Co.

Sears, Roebuck and Co. originated from an enterprise established in 1886 and incorporated under the laws of New York in 1906. The company is a multi-line retailer that offers a wide array of merchandise and related services. In addition, through its credit and financial products businesses, the company offers its customers various credit, financial and related insurance products. The company is organized into four principal business segments: (i) retail and related services, (ii) credit and financial products, (iii) corporate and other and (iv) Sears Canada. The company is among the largest retailers of merchandise in North America. In June 2002, the company acquired Lands’ End, Inc. Headquartered in Dodgeville, Wisconsin, Lands’ End, Inc. is a leading direct merchant of traditionally-styled casual clothing for men, women and children, accessories, footwear, home products and soft luggage.

U.S. Bancorp

U.S. Bancorp is a multi-state financial holding company with headquarters in Minneapolis, Minnesota. The company is the 8th largest financial holding company in the United States with total assets exceeding $180 billion at year-end 2002. Through U.S. Bank® and other subsidiaries, U.S. Bancorp serves more than 10 million customers, principally through 2,142 full-service branch offices in 24 states. In addition, specialized offices across the country and in several foreign countries provide corporate, loan, private client and brokerage services. Customers also access their accounts at U.S. Bancorp through 4,604 U.S. Bank ATMs and telephone banking. More than 1,300,000 customers also do all or part of their banking with U.S. Bancorp via U.S. Bank Internet Banking. The company and its subsidiaries provide a comprehensive selection of premium financial products and services to individuals, businesses, nonprofit organizations, institutions, government entities and public sector clients. Major lines of business provided by the company through U.S. Bank and other subsidiaries include consumer banking, payment services, wholesale banking and private client, trust and asset management. All products and services are backed by the exclusive U.S. Bank Five Star Service Guarantee.

Verizon Communications Inc.

Verizon Communications Inc. is one of the world’s leading providers of communications services. Verizon Communications Inc. companies are the largest providers of wireline and wireless communications in the United States, with 135.8 million access line equivalents and 32.5 million Verizon Wireless customers. The company is also the largest directory publisher in the world. With more than $67 billion in annual revenues and 229,500 employees, the company’s global presence extends to 32 countries in the Americas, Europe, Asia and the Pacific. The company was formerly known as Bell Atlantic Corporation, which was incorporated in 1983 under the laws of the State of Delaware. The company began doing business as Verizon Communications on June 30, 2000, when Bell Atlantic Corporation merged with GTE Corporation in a transaction accounted for as a pooling-of-interests business combination. The company has four reportable segments, which it operates and manages as strategic business units and organizes by products and services. The company’s segments and their principal activities consist of the following: (i) domestic telecom, (ii) domestic wireless, (iii) international and (iv) information services.

Historical Information

The following tables present the high and low closing prices for each of the common stocks included in the basket, as reported on the primary exchange on which the common stock trades, during each fiscal quarter in the period beginning January 1, 1998 and ending June 30, 2003 and the closing price at the end of each fiscal quarter in the period beginning January 1, 1998 and ending June 30, 2003. All values in the table are presented in U.S. dollars. These prices are not indications of future performance. We cannot assure you that the prices of these common stocks will increase. The historical prices below have been adjusted to reflect any stock splits or reverse stock splits.

All information in the tables that follow was obtained from Bloomberg L.P.

Alcoa Inc.

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$19.5469	$16.2656	$17.2031
Second Quarter	$19.8281	$15.6875	$16.4844
Third Quarter	$18.5000	$12.7656	$17.7500
Fourth Quarter	$20.2813	$16.8281	$18.6406

1999
First Quarter	$22.5469	$18.0000	$20.5938
Second Quarter	$33.9688	$20.1250	$30.9375
Third Quarter	$35.4375	$29.2500	$31.0313
Fourth Quarter	$41.6875	$28.6250	$41.5000

2000
First Quarter	$43.6250	$30.4063	$35.1250
Second Quarter	$37.0000	$27.8750	$29.0000
Third Quarter	$35.0000	$23.3125	$25.3125
Fourth Quarter	$35.0000	$23.1875	$33.5000

2001
First Quarter	$39.5800	$30.6250	$35.9500
Second Quarter	$45.7100	$33.7500	$39.4000
Third Quarter	$42.0000	$27.3600	$31.0100
Fourth Quarter	$40.4500	$29.8200	$35.5500

2002
First Quarter	$39.7500	$33.3400	$37.7400
Second Quarter	$39.0900	$30.1700	$33.1500
Third Quarter	$33.8000	$18.3500	$19.3000
Fourth Quarter	$26.3700	$17.6200	$22.7800

2003
First Quarter	$24.7500	$18.4500	$19.3800
Second Quarter	$26.6000	$19.4100	$25.5000

The Allstate Corporation

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$49.1875	$41.7500	$45.9688
Second Quarter	$50.1250	$44.1250	$45.7813
Third Quarter	$52.3750	$36.1250	$41.6875
Fourth Quarter	$48.3125	$37.0000	$38.6250

1999
First Quarter	$41.0000	$34.7500	$37.0625
Second Quarter	$40.7500	$34.8750	$35.8750
Third Quarter	$37.8125	$24.8125	$24.9375
Fourth Quarter	$30.5625	$22.8750	$24.0000

2000
First Quarter	$25.5000	$17.1875	$23.8125
Second Quarter	$30.1250	$20.0625	$22.2500
Third Quarter	$35.6250	$22.5000	$34.7500
Fourth Quarter	$44.7500	$30.8125	$43.5625

2001
First Quarter	$42.9375	$33.5625	$41.9400
Second Quarter	$45.9000	$40.1800	$43.9900
Third Quarter	$44.8900	$30.0000	$37.3500
Fourth Quarter	$38.3800	$30.5800	$33.7000

2002
First Quarter	$38.0000	$31.0300	$37.7700
Second Quarter	$41.2500	$35.9000	$36.9800
Third Quarter	$39.1000	$31.7400	$35.5500
Fourth Quarter	$41.9500	$33.1700	$36.9900

2003
First Quarter	$38.5600	$30.0500	$33.1700
Second Quarter	$38.4100	$34.1900	$35.6500

AT&T Corp.

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$72.7146	$60.9051	$69.6627
Second Quarter	$71.5204	$59.5782	$60.6397
Third Quarter	$65.1512	$51.7494	$62.0330
Fourth Quarter	$83.5952	$59.6445	$79.8799

1999
First Quarter	$102.0393	$80.6760	$84.7231
Second Quarter	$99.5181	$79.7140	$88.8697
Third Quarter	$93.8456	$66.5776	$69.2646
Fourth Quarter	$96.5326	$66.1796	$80.8087

2000
First Quarter	$96.7316	$70.6579	$89.5663
Second Quarter	$93.6466	$49.7591	$50.3562
Third Quarter	$56.0287	$43.3899	$46.7735
Fourth Quarter	$47.7687	$26.2728	$27.5665

2001
First Quarter	$39.9983	$27.6660	$33.9158
Second Quarter	$37.0526	$31.5592	$35.0304
Third Quarter	$44.0002	$33.8510	$39.5715
Fourth Quarter	$41.0067	$30.2424	$37.1931

2002
First Quarter	$39.4689	$27.6180	$32.1903
Second Quarter	$32.4978	$18.6375	$21.9386
Third Quarter	$26.3468	$16.8127	$24.6245
Fourth Quarter	$29.4223	$21.4260	$26.1100

2003
First Quarter	$27.8800	$15.7500	$16.2000
Second Quarter	$21.5300	$13.6600	$19.2500

Bank of America Corporation

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$75.1250	$56.2500	$72.9375
Second Quarter	$84.1875	$72.0625	$76.5000
Third Quarter	$88.4375	$47.8750	$53.5000
Fourth Quarter	$66.6250	$44.0000	$60.1250

1999
First Quarter	$74.3750	$59.5000	$70.6250
Second Quarter	$76.1250	$61.5000	$73.3125
Third Quarter	$76.3750	$53.3750	$55.6875
Fourth Quarter	$67.5000	$47.6250	$50.1875

2000
First Quarter	$55.1875	$42.3125	$52.4375
Second Quarter	$60.8750	$43.0000	$43.0000
Third Quarter	$57.5625	$43.6875	$52.3750
Fourth Quarter	$54.7500	$36.3750	$45.8750

2001
First Quarter	$55.9000	$45.0000	$54.7500
Second Quarter	$62.1600	$48.6500	$60.0300
Third Quarter	$65.5400	$50.2500	$58.4000
Fourth Quarter	$64.9900	$52.1000	$62.9500

2002
First Quarter	$69.6100	$57.5400	$68.0200
Second Quarter	$77.0900	$66.8500	$70.3600
Third Quarter	$72.7000	$55.1800	$63.8000
Fourth Quarter	$72.0000	$53.9500	$69.5700

2003
First Quarter	$72.5000	$64.2600	$66.8400
Second Quarter	$79.8900	$68.0000	$79.0300

Baxter International Inc.

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$29.8492	$23.1862	$26.3534
Second Quarter	$28.4748	$24.6204	$25.7259
Third Quarter	$30.3572	$25.0387	$28.4449
Fourth Quarter	$31.5523	$26.9808	$30.7456

1999
First Quarter	$36.3330	$29.5206	$31.5523
Second Quarter	$32.9268	$28.5644	$28.9827
Third Quarter	$33.8829	$27.5187	$28.8035
Fourth Quarter	$33.2853	$27.1601	$30.0285

2000
First Quarter	$32.3890	$24.7399	$29.9687
Second Quarter	$36.0000	$27.7500	$35.1563
Third Quarter	$42.8125	$33.8125	$39.9063
Fourth Quarter	$45.1250	$37.2500	$44.1563

2001
First Quarter	$47.6000	$40.0625	$47.0700
Second Quarter	$54.5000	$43.5500	$49.0000
Third Quarter	$55.9000	$46.8000	$55.0500
Fourth Quarter	$55.5000	$45.2500	$53.6300

2002
First Quarter	$59.9000	$51.2400	$59.5200
Second Quarter	$59.8400	$43.4000	$44.4500
Third Quarter	$44.8000	$30.0500	$30.5500
Fourth Quarter	$33.0300	$24.0700	$28.0000

2003
First Quarter	$31.3200	$18.5400	$18.6400
Second Quarter	$26.4500	$18.5600	$26.0000

The Boeing Company

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$54.7500	$42.8750	$52.1250
Second Quarter	$56.2500	$42.1875	$44.5625
Third Quarter	$50.1250	$30.3750	$34.3125
Fourth Quarter	$44.0000	$29.5000	$32.6250

1999
First Quarter	$37.6875	$32.5625	$34.1250
Second Quarter	$45.8750	$33.5625	$44.1875
Third Quarter	$48.5000	$41.0625	$42.6250
Fourth Quarter	$46.4375	$37.2500	$41.5625

2000
First Quarter	$48.1250	$32.0000	$37.9375
Second Quarter	$42.2500	$34.0625	$41.8125
Third Quarter	$66.9375	$41.4375	$63.0000
Fourth Quarter	$70.9375	$54.0000	$66.0000

2001
First Quarter	$65.6000	$49.7000	$55.7100
Second Quarter	$69.8500	$53.9200	$55.6000
Third Quarter	$59.8000	$27.6100	$33.5000
Fourth Quarter	$39.4200	$31.6000	$38.7800

2002
First Quarter	$51.0700	$37.6500	$48.2500
Second Quarter	$50.0500	$41.0000	$45.0000
Third Quarter	$45.2800	$33.2000	$34.1300
Fourth Quarter	$36.0200	$28.5300	$32.9900

2003
First Quarter	$34.5900	$24.7300	$25.0600
Second Quarter	$36.4100	$25.6700	$34.3200

CIGNA Corporation

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$69.3333	$56.0000	$68.3333
Second Quarter	$71.7500	$66.8125	$69.0000
Third Quarter	$74.5000	$57.1875	$66.1250
Fourth Quarter	$82.3750	$62.0000	$77.3125

1999
First Quarter	$86.5000	$73.5625	$83.8125
Second Quarter	$98.5000	$81.5000	$89.0000
Third Quarter	$94.3750	$74.5000	$77.7500
Fourth Quarter	$87.2500	$63.6250	$80.5625

2000
First Quarter	$85.6250	$60.7500	$75.7500
Second Quarter	$99.5000	$73.4375	$93.5000
Third Quarter	$106.0000	$86.8750	$104.4000
Fourth Quarter	$136.7500	$104.0500	$132.3000

2001
First Quarter	$134.9500	$99.3000	$107.3600
Second Quarter	$110.3200	$87.8000	$95.8200
Third Quarter	$103.9000	$75.5000	$82.9500
Fourth Quarter	$94.9000	$69.9000	$92.6500

2002
First Quarter	$101.5200	$87.7500	$101.3900
Second Quarter	$111.0000	$94.8500	$97.4200
Third Quarter	$98.4000	$69.2000	$70.7500
Fourth Quarter	$74.1900	$34.2000	$41.1200

2003
First Quarter	$46.6600	$39.1100	$45.7200
Second Quarter	$56.1000	$46.3500	$46.9400

Eastman Kodak Company

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$67.7500	$57.9375	$64.8750
Second Quarter	$76.1875	$62.7500	$73.0625
Third Quarter	$88.9375	$72.8125	$77.3125
Fourth Quarter	$85.2500	$70.0000	$72.0000

1999
First Quarter	$80.3750	$62.3125	$63.8750
Second Quarter	$79.8125	$60.8125	$67.7500
Third Quarter	$78.2500	$68.2500	$75.4375
Fourth Quarter	$77.5000	$56.6250	$66.2500

2000
First Quarter	$67.5000	$53.3125	$54.3125
Second Quarter	$63.6250	$53.1875	$59.5000
Third Quarter	$65.6875	$39.7500	$40.8750
Fourth Quarter	$48.5000	$35.3125	$39.3750

2001
First Quarter	$47.0000	$38.1875	$39.8900
Second Quarter	$49.9500	$37.7600	$46.6800
Third Quarter	$47.3800	$30.7500	$32.5300
Fourth Quarter	$36.1000	$24.4500	$29.4300

2002
First Quarter	$34.3000	$25.5800	$31.1700
Second Quarter	$35.4800	$28.1500	$29.1700
Third Quarter	$32.3600	$26.3500	$27.2400
Fourth Quarter	$38.4800	$25.5900	$35.0400

2003
First Quarter	$41.0200	$26.8800	$29.6000
Second Quarter	$31.9900	$27.2500	$27.3500

E. I. du Pont de Nemours and Company

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$70.4375	$52.6875	$68.0000
Second Quarter	$84.4375	$67.1875	$74.6250
Third Quarter	$79.5000	$52.2500	$56.1250
Fourth Quarter	$66.5000	$51.6875	$53.0625

1999
First Quarter	$60.1250	$50.0625	$58.0625
Second Quarter	$75.1875	$57.1875	$68.3125
Third Quarter	$75.0625	$58.0000	$60.8750
Fourth Quarter	$69.4375	$58.0625	$65.8750

2000
First Quarter	$73.9375	$45.0625	$52.8750
Second Quarter	$63.5625	$43.1250	$43.7500
Third Quarter	$50.6875	$38.1875	$41.4375
Fourth Quarter	$49.8750	$39.6250	$48.3125

2001
First Quarter	$49.5625	$39.8800	$40.7000
Second Quarter	$49.8800	$40.0000	$48.2400
Third Quarter	$48.9300	$32.6700	$37.5200
Fourth Quarter	$45.7500	$36.2800	$42.5100

2002
First Quarter	$49.8000	$39.7900	$47.1500
Second Quarter	$48.4000	$41.8000	$44.4000
Third Quarter	$45.7500	$35.0300	$36.0700
Fourth Quarter	$45.3000	$36.0000	$42.4000

2003
First Quarter	$45.0000	$34.7500	$38.8600
Second Quarter	$44.1800	$39.0400	$41.6400

Exxon Mobil Corporation

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$34.9688	$28.3125	$33.8125
Second Quarter	$38.0000	$32.6875	$35.6563
Third Quarter	$36.9063	$31.0000	$35.0938
Fourth Quarter	$38.6563	$34.7188	$36.5625

1999
First Quarter	$38.1563	$32.1563	$35.2813
Second Quarter	$43.6250	$34.7188	$38.5625
Third Quarter	$41.5000	$36.0625	$37.9688
Fourth Quarter	$43.2500	$35.0313	$40.2813

2000
First Quarter	$43.1563	$34.9375	$38.9063
Second Quarter	$42.3750	$37.5000	$39.2500
Third Quarter	$45.3750	$37.5625	$44.5625
Fourth Quarter	$47.7188	$42.0313	$43.4688

2001
First Quarter	$44.8750	$37.6250	$40.5000
Second Quarter	$45.8350	$38.5050	$43.6750
Third Quarter	$44.4000	$35.0100	$39.4000
Fourth Quarter	$42.7000	$36.4100	$39.3000

2002
First Quarter	$44.2900	$37.8000	$43.8300
Second Quarter	$44.5400	$38.5000	$40.9200
Third Quarter	$41.1000	$29.8600	$31.9000
Fourth Quarter	$36.5000	$32.0300	$34.9400

2003
First Quarter	$36.6000	$31.5800	$34.9500
Second Quarter	$38.3100	$34.3300	$35.9100

Ford Motor Company

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$23.9721	$15.5556	$23.6527
Second Quarter	$32.4908	$22.6263	$32.4221
Third Quarter	$33.7616	$22.3932	$25.7934
Fourth Quarter	$32.8686	$21.4316	$32.2504

1999
First Quarter	$36.5435	$30.3614	$31.1857
Second Quarter	$37.2991	$28.9189	$31.0139
Third Quarter	$32.2160	$25.4156	$27.5794
Fourth Quarter	$31.3230	$26.6521	$29.3653

2000
First Quarter	$30.3270	$22.1185	$25.2439
Second Quarter	$31.4261	$23.3549	$24.5971
Third Quarter	$30.0000	$23.8125	$25.3125
Fourth Quarter	$27.0000	$21.6875	$23.4375

2001
First Quarter	$31.3000	$23.7500	$28.1200
Second Quarter	$31.4200	$23.7700	$24.5500
Third Quarter	$25.9300	$14.7000	$17.3500
Fourth Quarter	$19.0800	$14.8300	$15.7200

2002
First Quarter	$17.2900	$13.9000	$16.4900
Second Quarter	$18.2300	$14.8800	$16.0000
Third Quarter	$16.2400	$9.2400	$9.8000
Fourth Quarter	$11.9100	$6.9000	$9.3000

2003
First Quarter	$10.7300	$6.5900	$7.5200
Second Quarter	$11.6800	$7.4800	$10.9900

General Dynamics Corporation

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$45.7500	$41.7813	$43.0625
Second Quarter	$48.3750	$40.2500	$46.5000
Third Quarter	$55.0000	$42.8750	$50.1875
Fourth Quarter	$62.0000	$49.2500	$58.6250

1999
First Quarter	$64.9375	$53.0000	$64.2500
Second Quarter	$75.4375	$62.9375	$68.5000
Third Quarter	$70.9375	$59.1875	$62.4375
Fourth Quarter	$63.0000	$46.1875	$52.7500

2000
First Quarter	$57.5000	$36.2500	$49.7500
Second Quarter	$61.1875	$48.0000	$52.2500
Third Quarter	$64.9375	$51.8750	$62.8125
Fourth Quarter	$79.0000	$58.7500	$78.0000

2001
First Quarter	$78.1875	$60.5000	$62.7400
Second Quarter	$84.2800	$62.9500	$77.8100
Third Quarter	$90.2000	$73.7600	$88.3200
Fourth Quarter	$96.0000	$75.6000	$79.6400

2002
First Quarter	$96.7700	$75.2000	$93.9500
Second Quarter	$111.1800	$91.0500	$106.3500
Third Quarter	$108.8000	$73.4000	$81.3300
Fourth Quarter	$85.4000	$74.1000	$79.3700

2003
First Quarter	$81.8000	$50.0000	$55.0700
Second Quarter	$76.9700	$53.9000	$72.5000

General Electric Company

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$29.2083	$23.4375	$28.7292
Second Quarter	$30.6667	$26.8958	$30.3333
Third Quarter	$32.2917	$24.2083	$26.5208
Fourth Quarter	$34.6458	$23.0625	$34.0208

1999
First Quarter	$38.0625	$31.3542	$36.8750
Second Quarter	$39.1458	$33.2708	$37.6667
Third Quarter	$40.8333	$34.1875	$39.5208
Fourth Quarter	$53.1667	$38.2083	$51.5833

2000
First Quarter	$54.9375	$41.6667	$51.7292
Second Quarter	$55.9792	$47.7083	$53.0000
Third Quarter	$60.5000	$49.5000	$57.6875
Fourth Quarter	$59.9375	$47.2500	$47.9375

2001
First Quarter	$48.7500	$36.4300	$41.8600
Second Quarter	$53.5500	$39.0400	$48.7500
Third Quarter	$50.2000	$28.6900	$37.2000
Fourth Quarter	$41.7800	$36.0400	$40.0800

2002
First Quarter	$41.8300	$34.4900	$37.4500
Second Quarter	$37.8000	$27.5000	$29.0500
Third Quarter	$32.9800	$23.5500	$24.6500
Fourth Quarter	$27.8500	$21.4100	$24.3500

2003
First Quarter	$28.0000	$21.8200	$25.5000
Second Quarter	$31.3400	$26.1300	$28.6800

General Motors Corporation

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$61.9371	$45.9315	$56.2543
Second Quarter	$63.9704	$55.1595	$55.7330
Third Quarter	$62.3021	$45.4101	$45.6187
Fourth Quarter	$62.1978	$39.2581	$59.6953

1999
First Quarter	$78.3077	$57.7141	$72.4685
Second Quarter	$79.1419	$61.0625	$66.0000
Third Quarter	$72.4375	$59.8125	$62.9375
Fourth Quarter	$79.0000	$60.6875	$72.6875

2000
First Quarter	$88.0000	$70.7500	$82.8125
Second Quarter	$94.6250	$57.2500	$58.0625
Third Quarter	$76.6250	$56.9375	$65.0000
Fourth Quarter	$68.2500	$48.4375	$50.9375

2001
First Quarter	$59.7000	$50.2500	$51.8500
Second Quarter	$64.8900	$50.2000	$64.3500
Third Quarter	$67.8000	$39.1700	$42.9000
Fourth Quarter	$53.2200	$40.5200	$48.6000

2002
First Quarter	$62.0100	$47.9200	$60.4500
Second Quarter	$68.0900	$50.7700	$53.4500
Third Quarter	$54.0800	$38.1500	$38.9000
Fourth Quarter	$41.5000	$30.8300	$36.8600

2003
First Quarter	$41.1200	$29.7500	$33.6200
Second Quarter	$39.1400	$33.2600	$36.0000

Honeywell International Inc.

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$43.8125	$34.6250	$42.0000
Second Quarter	$47.5625	$39.6250	$44.3750
Third Quarter	$46.6875	$32.6250	$35.3750
Fourth Quarter	$45.1250	$33.1250	$44.3125

1999
First Quarter	$50.9375	$37.8125	$49.1875
Second Quarter	$68.6250	$49.2500	$63.0000
Third Quarter	$68.0000	$56.6875	$59.9375
Fourth Quarter	$64.2500	$52.3125	$57.6875

2000
First Quarter	$60.4375	$40.3125	$52.6875
Second Quarter	$59.1250	$32.1250	$33.6875
Third Quarter	$41.7500	$33.2500	$35.6250
Fourth Quarter	$55.6250	$33.3750	$47.3125

2001
First Quarter	$49.9400	$34.8500	$40.8000
Second Quarter	$53.9000	$33.0000	$34.9900
Third Quarter	$39.0800	$22.1500	$26.4000
Fourth Quarter	$34.9000	$25.3200	$33.8200

2002
First Quarter	$40.8800	$28.6500	$38.2700
Second Quarter	$40.9500	$34.0000	$35.2300
Third Quarter	$36.7800	$21.3300	$21.6600
Fourth Quarter	$27.2500	$18.8000	$24.0000

2003
First Quarter	$25.9900	$20.2000	$21.3600
Second Quarter	$29.0200	$21.6100	$26.8500

Johnson & Johnson

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$38.2188	$27.2188	$36.6563
Second Quarter	$38.9375	$33.5313	$36.8750
Third Quarter	$40.4063	$34.0625	$39.1250
Fourth Quarter	$44.8750	$36.3125	$41.9375

1999
First Quarter	$47.0000	$38.5000	$46.8438
Second Quarter	$51.5000	$43.9063	$49.0000
Third Quarter	$52.9375	$45.0000	$45.9375
Fourth Quarter	$53.4375	$45.0625	$46.5625

2000
First Quarter	$48.4688	$33.0938	$35.0313
Second Quarter	$50.9375	$35.0000	$50.9375
Third Quarter	$50.7188	$45.1250	$46.9688
Fourth Quarter	$52.9688	$44.5938	$52.5313

2001
First Quarter	$52.3438	$40.2500	$43.7350
Second Quarter	$54.2000	$42.5950	$50.0000
Third Quarter	$57.5000	$50.0000	$55.4000
Fourth Quarter	$60.9700	$53.0500	$59.1000

2002
First Quarter	$65.8500	$54.7000	$64.9500
Second Quarter	$65.2300	$52.0000	$52.2600
Third Quarter	$56.4800	$41.5000	$54.0800
Fourth Quarter	$61.3000	$53.0000	$53.7100

2003
First Quarter	$58.6800	$49.1000	$57.8700
Second Quarter	$58.4200	$51.5400	$51.7000

McDonald’s Corporation

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$30.1250	$22.3750	$30.0000
Second Quarter	$34.9688	$28.5313	$34.5000
Third Quarter	$37.4688	$26.7500	$29.8438
Fourth Quarter	$39.7500	$28.0938	$38.3125

1999
First Quarter	$47.3750	$35.9375	$45.3125
Second Quarter	$47.0625	$37.7500	$41.3125
Third Quarter	$45.1875	$38.9375	$43.0000
Fourth Quarter	$49.5000	$38.3125	$40.3125

2000
First Quarter	$43.6250	$29.8750	$37.5625
Second Quarter	$39.9375	$31.0000	$32.9375
Third Quarter	$34.1875	$26.3750	$30.1875
Fourth Quarter	$34.4375	$27.6250	$34.0000

2001
First Quarter	$35.0625	$24.7500	$26.5500
Second Quarter	$30.9600	$25.3900	$27.0600
Third Quarter	$31.0000	$26.0000	$27.1400
Fourth Quarter	$30.1000	$25.1500	$26.4700

2002
First Quarter	$29.0500	$25.3800	$27.7500
Second Quarter	$30.7200	$27.0000	$28.4500
Third Quarter	$28.6200	$17.4200	$17.6600
Fourth Quarter	$19.9500	$15.1700	$16.0800

2003
First Quarter	$17.3800	$12.1200	$14.4600
Second Quarter	$22.5300	$14.0500	$22.0600

Rockwell Automation, Inc.

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$20.0216	$15.7168	$18.6408
Second Quarter	$19.1891	$15.1279	$15.6153
Third Quarter	$15.6356	$10.9652	$11.7368
Fourth Quarter	$16.9961	$10.4372	$15.7777

1999
First Quarter	$19.6069	$15.8392	$16.8307
Second Quarter	$25.2089	$16.3598	$24.0935
Third Quarter	$25.7542	$19.3838	$20.8215
Fourth Quarter	$21.6395	$17.3513	$18.9872

2000
First Quarter	$21.6147	$14.5998	$16.5828
Second Quarter	$18.5411	$12.2946	$12.4929
Third Quarter	$16.3845	$10.9809	$11.9972
Fourth Quarter	$19.2847	$11.8236	$18.8881

2001
First Quarter	$19.6079	$14.0000	$14.4164
Second Quarter	$18.7195	$14.2379	$15.1184
Third Quarter	$17.1400	$11.7800	$14.6800
Fourth Quarter	$18.4600	$13.1000	$17.8600

2002
First Quarter	$21.4500	$17.2600	$20.0600
Second Quarter	$22.7900	$18.7300	$19.9800
Third Quarter	$20.2600	$15.7000	$16.2700
Fourth Quarter	$22.3000	$14.7300	$20.7100

2003
First Quarter	$23.8700	$18.7500	$20.7000
Second Quarter	$25.3700	$20.7300	$23.8400

Sears, Roebuck and Co.

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$59.8750	$42.5000	$57.4375
Second Quarter	$65.0000	$55.0625	$61.0625
Third Quarter	$63.5625	$41.6250	$44.1875
Fourth Quarter	$50.7500	$39.0625	$42.5000

1999
First Quarter	$47.1250	$39.0625	$45.1875
Second Quarter	$53.1875	$41.6250	$44.5625
Third Quarter	$48.0000	$29.3750	$31.3750
Fourth Quarter	$35.5000	$26.6875	$30.4375

2000
First Quarter	$34.4375	$25.2500	$30.8750
Second Quarter	$43.5000	$29.1250	$32.6250
Third Quarter	$38.1250	$29.4375	$32.4200
Fourth Quarter	$36.7500	$27.7500	$34.7500

2001
First Quarter	$41.6000	$32.8200	$35.2700
Second Quarter	$43.0100	$32.6200	$42.3100
Third Quarter	$47.8000	$29.9000	$34.6400
Fourth Quarter	$48.9300	$33.5500	$47.6400

2002
First Quarter	$54.2900	$46.5500	$51.2700
Second Quarter	$59.9000	$47.8500	$54.3000
Third Quarter	$54.8700	$37.6500	$39.0000
Fourth Quarter	$40.6900	$19.7500	$23.9500

2003
First Quarter	$28.9500	$18.2500	$24.1500
Second Quarter	$34.8000	$24.3100	$33.6400

U.S. Bancorp

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$20.5208	$17.6250	$19.7083
Second Quarter	$21.5000	$19.4375	$21.2917
Third Quarter	$25.3333	$18.0625	$22.0417
Fourth Quarter	$31.2917	$18.7917	$31.0833

1999
First Quarter	$31.9375	$27.4167	$29.8333
Second Quarter	$35.3333	$26.0000	$28.0000
Third Quarter	$29.6250	$22.1250	$25.6250
Fourth Quarter	$29.5000	$19.5625	$21.1250

2000
First Quarter	$24.8750	$16.3750	$22.9375
Second Quarter	$28.0000	$20.8750	$21.0625
Third Quarter	$25.0000	$19.2500	$22.3750
Fourth Quarter	$24.3125	$15.3750	$23.2500

2001
First Quarter	$26.0625	$18.4900	$23.2000
Second Quarter	$23.6000	$20.7100	$22.7900
Third Quarter	$25.2400	$18.4500	$22.1800
Fourth Quarter	$22.9500	$16.5000	$20.9300

2002
First Quarter	$23.0700	$19.0200	$22.5700
Second Quarter	$24.5000	$22.0800	$23.3500
Third Quarter	$23.2900	$17.1000	$18.5800
Fourth Quarter	$22.3800	$16.0500	$21.2200

2003
First Quarter	$23.4700	$18.5600	$18.9800
Second Quarter	$24.9700	$19.3000	$24.5000

Verizon Communications Inc.

	High Price	Low Price	Closing Price at Period End
1998
First Quarter	$53.0000	$42.3750	$51.2500
Second Quarter	$51.5938	$44.6875	$45.6250
Third Quarter	$50.4375	$40.4375	$48.4375
Fourth Quarter	$61.1875	$47.7500	$53.0000

1999
First Quarter	$60.4375	$50.6250	$51.6875
Second Quarter	$65.3750	$50.9375	$65.3750
Third Quarter	$68.1875	$60.2500	$67.3125
Fourth Quarter	$69.5000	$59.1875	$61.5625

2000
First Quarter	$63.1875	$47.3750	$61.1250
Second Quarter	$66.0000	$49.5000	$50.8125
Third Quarter	$56.8750	$39.0625	$48.4375
Fourth Quarter	$59.3750	$45.1875	$50.1250

2001
First Quarter	$57.1250	$43.8000	$49.3000
Second Quarter	$56.9900	$47.0000	$53.5000
Third Quarter	$57.4000	$48.3200	$54.1100
Fourth Quarter	$55.9900	$46.9000	$47.4600

2002
First Quarter	$51.0900	$43.0500	$45.6500
Second Quarter	$46.0100	$36.5400	$40.1500
Third Quarter	$40.2000	$26.0100	$27.4400
Fourth Quarter	$43.1000	$27.5200	$38.7500

2003
First Quarter	$44.3000	$32.1000	$35.3500
Second Quarter	$41.2100	$33.1700	$39.4500

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of the notes as of the date of this prospectus supplement. When we use the term “holder” in this section, we are referring to a beneficial owner of the notes and not the record holder. Except where noted, this summary deals only with a note held as a capital asset by a United States holder who purchases the note at its initial offering price at original issue and does not deal with special situations. For example, this summary does not address:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to a United States holder (as defined below) of notes whose “functional currency” is not the U.S. dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

The United States federal income tax treatment of securities such as the notes is not clear. If you are considering the purchase of the notes, you should consult your own tax advisors concerning the federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

United States Holders

The following discussion is a summary of the material United States federal income tax consequences that will apply to you if you are a United States holder of the notes. For purposes of this discussion, a United States holder is a beneficial owner of a note that is:

•	a citizen or resident of the United States;

•	a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust (1) that is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A non-United States holder is a beneficial owner of a note that is not a United States holder.

General

No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the notes are not certain. No ruling is being requested from the Internal Revenue Service with respect to the notes, and no assurance can be given that the Internal Revenue Service will agree with the treatment described herein. We intend to treat, and by purchasing a note, for all purposes you agree to treat, a note as a financial contract with cash settlement, rather than as a debt instrument. Except where noted, the remainder of this discussion assumes that this treatment is correct, although no assurance is given in this regard.

Payments of Interest

There is no direct authority addressing the treatment of the interest payments under current law, and such treatment is unclear. Such interest payments may constitute taxable income to you when received or accrued, in accordance with your method of tax accounting. To the extent we are required to file information returns with respect to the interest payments, we intend to report such payments as taxable income to you. You should consult your own tax advisor concerning the treatment of the interest payments, including the possibility that any such payment may be treated as a separate loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The treatment of the interest payments could affect your tax basis in the notes or your amount realized upon the sale or disposition of the notes or upon settlement or maturity of the notes. See “—Sale, Exchange or Other Disposition” and “—Recognition of Gain or Loss on Maturity.”

Sale, Exchange or Other Disposition

Upon a sale, exchange or other disposition of a note, you will recognize gain or loss equal to the difference between the amount of cash received and your tax basis in the note. The gain or loss will be treated as capital gain or loss. Capital gains of individuals derived in respect of capital assets held more than one year are subject to tax at a maximum rate of 15%. The deductibility of capital losses is subject to limitations. Your basis in the note will generally equal your cost of such note. Interest payments, if any, received by you but not includible in your income should reduce your tax basis in the note. See “—Payments of Interest.”

Recognition of Gain or Loss on Maturity

Except with respect to the interest payments, we intend to report the recognition of gain or loss by you with respect to the notes only at maturity. In such case, when the note is cash-settled at maturity, you will recognize gain or loss equal to the difference between your tax basis in the note and the amount of cash received. The gain or loss will be treated as long-term capital gain or loss. Capital gains of individuals derived in respect of capital assets held more than one year are subject to tax at a maximum rate of 15%. The deductibility of capital losses is subject to limitations.

Alternative Characterizations

There can be no assurance that the Internal Revenue Service will agree with the foregoing treatment of the notes. It is possible that the Internal Revenue Service could assert another treatment, and a court could agree with such assertion. For instance, it is possible that the Internal Revenue Service could seek to apply the regulations governing contingent payment debt obligations, in particular because the notes in form are debt instruments. Those regulations would require you to accrue interest income at a market rate, notwithstanding the interest payments actually made, and generally would characterize gain and, to some extent, loss as ordinary rather than capital. The Internal Revenue Service could also assert other characterizations that could affect the timing, amount and character of income or deductions.

Non-United States Holders

The following discussion is a summary of the material United States federal tax consequences that will apply to you if you are a non-United States holder of the notes.

United States Federal Withholding Tax

We will generally withhold tax at a 30% rate on interest payments paid on the notes or such lower rate as may be specified by an applicable income tax treaty. However, interest payments that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to your United States permanent establishment, are not subject to the withholding tax, provided the relevant certification requirements are satisfied, but instead are subject to United States federal income tax, as described below.

Based on the treatment of the notes described above, you should not be subject to United States federal withholding tax on payments on any sale, exchange or other disposition of the notes or on payments received at maturity in respect of the notes.

United States Federal Income Tax

Based on the treatment of the notes described above, any gain or income realized upon the sale, exchange or other disposition of a note generally will not be subject to United States federal income tax unless (i) the gain or income is effectively connected with a trade or business in the United States of a non-United States holder, or (ii) in the case of a non-United States holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition, and certain other conditions are met.

As discussed above, alternative characterizations of a note for United States federal income tax purposes are possible, which could result in the imposition of United States federal withholding tax on the sale, exchange or other disposition of a note. You should consult your own tax advisor regarding the United States federal income tax consequences of an investment in the notes.

Information Reporting and Backup Withholding

If you are a United States holder of the notes, information reporting requirements will generally apply to all payments (including interest payments) received by you or upon the sale, exchange or other disposition of a note, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to comply with applicable certification requirements.

If you are a non-United States holder of the notes, you will not be subject to backup withholding regarding payments we make to you provided that we do not have actual knowledge or reason to know that you are a United States holder and you provide any necessary certifications that you are not a United States holder. Alternative documentation may be applicable in some situations. Special certification rules apply to holders that are pass-through entities. A non-United States holder of a note may be subject to information reporting with respect to certain amounts paid to the non-United States holder.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. See “ERISA Considerations” in the accompanying prospectus.

UNDERWRITING

We and Wells Fargo Securities, LLC have entered into an underwriting agreement, dated June 30, 2003, with respect to the notes. Subject to certain conditions, the underwriter has agreed to purchase all of the notes.

The notes will initially be offered to the public at the public offering price indicated on the cover page of this prospectus supplement. The underwriter may resell the notes to Wells Fargo Investments, LLC at the same price less a concession not in excess of 3.00% of the original public offering price of the notes. After the initial public offering of the notes is completed, the public offering price and concessions may be changed. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. for sales of securities pursuant to the accompanying prospectus will not exceed 8.00%.

In connection with the offering, the rules of the SEC permit the underwriter to engage in various transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the underwriter creates a short position in the notes in connection with the offering (that is, if it sells a larger number of the notes than is indicated on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriter make any representation that the underwriter will in fact engage in transactions described herein, or that those transactions, once begun, will not be discontinued without notice.

The notes are a new issue of securities and there is currently no established trading market for the notes. The notes have been approved for listing on the American Stock Exchange under the trading symbol “WFG.E,” subject to official notice of issuance. Trading of the notes on the American Stock Exchange is expected to commence upon official notice of issuance. Wells Fargo Securities, LLC has advised us that it and/or its affiliates may make a market in the notes. However, neither Wells Fargo Securities, LLC nor any of its affiliates is obligated to do so and may discontinue market-making in the notes at any time in its or their sole discretion. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be on the fifth business day following the date the notes are priced. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days after the date the securities are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or on the next succeeding business day will be required, by virtue of the fact that the notes will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

We will pay certain expenses, expected to be approximately $125,000, associated with the offer and sale of the notes.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

Wells Fargo Securities, LLC is one of our affiliates. Sales of the notes will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Wells Fargo Securities, LLC and its affiliates may use this prospectus supplement and the accompanying prospectus for offers and sales related to market-making transactions in the notes. Wells Fargo Securities, LLC and its affiliates may act as principal or agent in the transactions, and sales will be made at prices related to prevailing market prices at the time of sale.

Wells Fargo Securities, LLC engages in transactions with and performs services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Mary E. Schaffner, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of the notes. Certain legal matters will be passed upon for the underwriter by Sidley Austin Brown & Wood LLP, San Francisco, California. Sidley Austin Brown & Wood LLP represents us and certain of our subsidiaries in other legal matters. Ms. Schaffner may rely on Sidley Austin Brown & Wood LLP as to matters of New York law and as to certain matters of California law.

PROSPECTUS

WELLS FARGO & COMPANY

420 Montgomery Street

San Francisco, California 94163

(800) 411-4932

$17,200,000,000

Debt Securities

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Securities Warrants

We may also issue common stock upon conversion, exchange or exercise of any of the securities listed above. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated March 31, 2003.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Wells Fargo and Wells Fargo Capital VII, Wells Fargo Capital VIII, Wells Fargo Capital IX and Wells Fargo Capital X, or the trusts, filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell, either separately or together, debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The trusts may sell trust preferred securities representing undivided beneficial interests in the trusts to the public and common securities representing undivided beneficial interests in the trusts to us in one or more offerings.

This prospectus provides you with a general description of the debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission, or SEC, web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange and Chicago Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060, and for further information on obtaining copies of our public filings at the Chicago Stock Exchange, you should call (312) 663-2423.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of

1934 after the initial filing of the registration statement that contains this prospectus and prior to the later of (1) the time that we sell all the securities offered by this prospectus and (2) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2002, including information specifically incorporated by reference into our Form 10-K from our 2002 Annual Report to Stockholders and our definitive Proxy Statement for our 2003 Annual Meeting of Stockholders;

•	Current Reports on Form 8-K filed January 21, 2003 and March 5, 2003; and

•	the description of our common stock contained in the Current Report on Form 8-K filed October 14, 1997, including any amendment or report filed to update such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Laurel A. Holschuh

Corporate Secretary

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Phone: (612) 667-8655

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

We are a separate and distinct legal entity from our banking and other subsidiaries. Our principal source of funds to pay dividends on our common and preferred stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

When we refer to “Wells Fargo,” “our company,” “we,” “our” and “us” in this prospectus under the headings “The Company” and “Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends,” we mean Wells Fargo & Company and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Wells Fargo & Company unless the context indicates otherwise.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including:

•	investments in or advances to our existing or future subsidiaries;

•	repayment of obligations that have matured; and

•	reducing our outstanding commercial paper and other debt.

Until the net proceeds have been used, they will be invested in short-term securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

	Fiscal Year Ended December 31,
	1998	1999	2000	2001	2002
Ratio of Earnings to Fixed Charges:

Excluding interest on deposits	2.51	3.29	2.67	2.64	4.96
Including interest on deposits	1.62	2.07	1.82	1.79	3.13

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:

Excluding interest on deposits	2.45	3.22	2.65	2.62	4.95
Including interest on deposits	1.60	2.05	1.81	1.79	3.13

•	The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes) + (fixed charges) – (capitalized interest)

(fixed charges)

•	The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows:

      (income before income taxes) + (fixed charges) – (capitalized interest)

(fixed charges) + (pretax earnings required to cover preferred stock dividends)

•	Pretax earnings required to cover preferred stock dividends are calculated as follows:

        preferred stock dividends

1 – (our effective income tax rate)

•	Fixed charges, excluding interest on deposits, consist of

•	interest on short-term borrowings and long-term debt,
•	amortization of debt expense,
•	capitalized interest, and
•	one-third of net rental expense, which we believe is representative of the interest factor.

•	Fixed charges, including interest on deposits, consist of all of the items listed immediately above plus interest on deposits.

We have included these computations in compliance with SEC regulations. However, we believe that the fixed charge ratios are not meaningful measures for our business due to two factors. First, even if our net income did not change, our ratios would decline if the proportion of our income that is tax-exempt increased. Conversely, our ratios would increase if the proportion of our income that is tax-exempt decreased. Second, even if our net income did not change, our ratios would decline if our interest income and interest expense increased by the same amount due to an increase in the level of interest rates. Conversely, our ratios would increase if our interest income and interest expense decreased by the same amount due to a decrease in the level of interest rates.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The senior debt securities will be issued under a senior indenture between us and the senior trustee named in the applicable prospectus supplement and the subordinated debt securities will be issued under a subordinated indenture between us and the subordinated trustee named in the applicable prospectus supplement.

We have summarized the material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of each of these indentures as exhibits to the registration statement. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of these indentures so that you can more easily locate these provisions.

General

The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

The senior debt securities will be unsecured and will rank equally with all of our other unsecured Senior Debt, as defined under “—Subordination” below. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “—Subordination” below.

The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;
•	the date from which interest will accrue;
•	the record and interest payment dates for the debt securities;
•	the first interest payment date; and
•	any circumstances under which we may defer interest payments;

•	if the amount of principal or interest payable on the debt securities will be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices, information as to such currencies, securities, commodities or indices;

•	any terms on which the debt securities may be optionally or mandatorily converted or exchanged into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or the exchange;

•	the place or places where:

•	we can make payments on the debt securities;
•	the debt securities can be surrendered for registration of transfer or exchange; and
•	notices and demands can be given to us relating to the debt securities and under the applicable indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the applicable indenture;

•	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities—a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

•	if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the applicable trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Payment; Exchange; Transfer

We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security:

•	on an interest payment date, to the person in whose name that debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders the debt security at the office of our appointed paying agent. (Sections 307, 1002)

Any money that we pay to a paying agent for the purpose of making payments on the debt securities and that remain unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture that relate specifically to bearer debt securities.

Original Issue Discount

Debt securities may be issued under the indentures as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Covenants Contained in Indentures

Except as otherwise set forth in the next sentence, the senior indenture:

•	prohibits us and our subsidiaries from selling, pledging, assigning or otherwise disposing of shares of capital stock, or securities convertible into capital stock, of any Principal Subsidiary Bank or of any subsidiary owning, directly or indirectly, any capital stock of a Principal Subsidiary Bank; and

•	prohibits any Principal Subsidiary Bank from issuing any shares of its capital stock or securities convertible into its capital stock.

This restriction does not apply to:

•	sales, pledges, assignments or other dispositions or issuances of directors’ qualifying shares;

•	sales, pledges, assignments or other dispositions or issuances, so long as, after giving effect to the disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into capital stock, we would own directly or through one or more of our subsidiaries not less than 80% of the shares of each class of capital stock of the applicable Principal Subsidiary Bank;

•	sales, pledges, assignments or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or

•	sales of capital stock by any Principal Subsidiary Bank to its stockholders so long as before the sale we own directly or indirectly shares of the same class and the sale does not reduce the percentage of the shares of that class of capital stock owned by us. (Section 1005 of the senior indenture)

When we use the term “subsidiary” in this section, we mean any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, directly or through one or more of our other subsidiaries. Voting stock is stock that is entitled in the ordinary course to vote for the election of a majority of the directors of a corporation and does not include stock that is entitled to so vote only as a result of the happening of certain events.

When we use the term “Principal Subsidiary Bank” above, we mean any commercial bank or trust company organized in the United States under Federal or state law of which we own at least a majority of the shares of voting stock directly or through one or more of our subsidiaries if such commercial bank or trust company has total assets, as set forth in its most recent statement of condition, equal to more than 10% of our total consolidated assets, as set forth in our most recent financial statements filed with the SEC under the Exchange Act. (Section 101 of the senior indenture) As of the date hereof, our Principal Subsidiary Banks are Wells Fargo Bank Minnesota, National Association, and Wells Fargo Bank, National Association.

The subordinated indenture does not contain the restriction described above.

Neither of the indentures contains restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock.

The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of the debt securities.

Consolidation, Merger or Sale

Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802)

Modification and Waiver

Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	a reduction in the requirements contained in the applicable indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option;

•	in the case of subordinated debt securities convertible into common stock, a limitation of any right to convert the subordinated debt securities; and

•	a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. The senior indenture provides that compliance with the covenant relating to Principal Subsidiary Banks described above under “—Covenants Contained in Indentures” can be waived in this manner. (Section 1008 of the senior indenture, Section 1005 of the subordinated indenture)

In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture with respect to any series of senior debt securities, means any of the following:

•	failure to pay interest on any senior debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any senior debt security of that series when due;

•	failure to deposit any sinking fund payment on senior debt securities of that series when due;

•	failure to perform any of the covenants regarding capital stock of Principal Subsidiary Banks described above under “—Covenants Contained in Indentures”;

•	failure to perform any other covenant in the senior indenture that applies to senior debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the senior debt securities of that series when that series is created. (Section 501 of the senior indenture)

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the subordinated indenture with respect to any series of subordinated debt securities, means any of the following:

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the subordinated debt securities of that series when that series is created. (Section 501 of the subordinated indenture)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513) Unless we state otherwise in the applicable prospectus supplement, the holders of subordinated debt securities will not have the right to accelerate the payment of principal of the subordinated debt securities as a result of our failure to perform any covenant or agreement contained in the subordinated debt securities or the subordinated indenture.

The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series when an event of default occurs and continues.

Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the applicable indenture. (Section 1007 of the senior indenture, Section 1004 of the subordinated indenture). The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any senior debt security will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt security will have, subject to the subordination provisions discussed below under “—Subordination,” the absolute right to receive payment of principal of and any premium and interest on the subordinated debt security when due in accordance with the subordinated indenture and to institute suit to enforce the payment. (Section 508)

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if:

•	we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

•	we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

•	the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with the following restrictive covenants contained in the applicable indenture:

•	Restrictions Upon Sale or Issuance of Capital Stock of Certain Subsidiary Banks (Section 1005 of the senior indenture) discussed above under “—Covenants Contained in Indentures”; and

•	any other covenant we designate when we establish the series of debt securities.

In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

If we exercise our option not to comply with the covenants listed above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

Subordination

The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our Senior Debt includes the senior debt securities and means

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the subordinated debt securities. Our junior subordinated debt securities, and guarantees in respect of trust preferred securities related to those debt securities, rank and will rank junior to the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan or reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1801 of the subordinated indenture)

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1801 of the subordinated indenture)

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the subordinated indenture in connection with the subordinated debt securities.

We may modify or amend the subordinated indenture as provided under “—Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the applicable indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)

Conversion and Exchange

If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock and preference stock that may be offered by this prospectus. Unless we specifically note otherwise, we will generally refer to our preferred stock and preference stock collectively in this prospectus as preferred stock. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

We have summarized the material terms and provisions of the preferred stock in this section. We have also filed our restated certificate of incorporation, as amended, and the form of certificate of designations of powers, preferences and rights of preferred stock, which we will refer to as the certificate of designation, as exhibits to the registration statement. You should read our restated certificate of incorporation and the certificate of designations relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

Pursuant to our restated certificate of incorporation, as amended, our board of directors has the authority, without further stockholder action, to issue a maximum of 24,000,000 shares of preferred stock, consisting of a maximum of 20,000,000 shares of preferred stock and a maximum of 4,000,000 shares of preference stock, including shares issued or reserved for issuance. As of December 31, 2002 we had 1,637,560 issued and outstanding shares of preferred stock. As of December 31, 2002, there were no shares of preference stock outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the number of shares and designation or title of the shares;

•	dividend rights;

•	whether and upon what terms the shares will be redeemable;

•	the rights of the holders upon our dissolution or upon the distribution of our assets;

•	whether and upon what terms the shares will have a purchase, retirement or sinking fund;

•	whether and upon what terms the shares will be convertible;

•	the voting rights, if any, which will apply; provided, however, that holders of preference stock will not be entitled to more than 1 vote per share; and

•	any other preferences, rights, limitations or restrictions of the series.

If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock or preference stock, as the case may be. Those shares will not be part of any particular series of preferred stock and may be reissued by us.

As described under “Description of Depositary Shares” below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

Under regulations of the Federal Reserve Board, our preferred stock is a voting security at all times for purposes of the Bank Holding Company Act because the holders of our preferred stock are entitled to vote for the election of directors if we do not pay preferred stock dividends. Any holder of more than 25% of a class of our voting securities, or less than 25% if the holder otherwise exercises a “controlling influence” over us, would be regulated as a bank holding company under the Bank Holding Company Act. In addition, an existing bank holding company would need to obtain the Federal Reserve Board’s approval before acquiring 5% or more of any class of our voting securities. Separately, under the Change in Bank Control Act of 1978, any “person,” including an individual or company other than a bank holding company, may need to obtain the Federal Reserve Board’s approval before acquiring 10% or more of any class of our voting securities. All series of our preferred stock are considered a single “class of voting shares” under the Bank Holding Company Act because they generally vote together on all matters as described below under “—Voting Rights.”

The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

•	the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares” below; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank equally in all respects with the outstanding shares of preferred stock and each other series of preferred stock offered under this prospectus;

•	the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future, which means that the holders of shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those issued securities; and

•	Wells Fargo Bank Minnesota, N.A. will be the transfer agent and registrar for the preferred stock and any depositary shares.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends, if declared by our board of directors or its duly authorized committee, out of our assets that we can legally use to pay dividends. The applicable prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

We are incorporated in Delaware, and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

The applicable prospectus supplement will also state whether the dividends on any series of the preferred stock are cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and we will not be obligated to pay the dividend for that dividend period even if our board declares a dividend on that series payable in the future.

Our board will not declare and pay a dividend on any of our stock ranking, as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid, or declared and sufficient money is set aside for payment. Until full dividends are paid, or declared and payment is set aside, on all preferred stock ranking equal as to dividends, then:

•	we will declare any dividends pro rata among the shares of preferred stock of each series offered under this prospectus and any other series of preferred stock ranking equal to such series of preferred stock offered under this prospectus as to dividends, which means that the dividends we declare per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

•	other than the above-described pro rata dividends, we will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to the preferred stock as to dividends and upon liquidation; and

•	we will not redeem, purchase or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except by conversion into or exchange for stock junior to the preferred stock as to dividends and upon liquidation.

We will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock which may be past due.

Redemption

We may redeem all or part of a series of the preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future.

If a series of the preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The prospectus supplement will also specify whether the redemption price will be paid in cash or other property. If we are only permitted to pay the redemption price for a series of preferred stock from the proceeds of a capital stock issuance, and the proceeds from the issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that the preferred stock will automatically and mandatorily be converted into that capital stock.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares.

Even though the terms of a series of preferred stock may permit redemption of all or a part of the preferred stock, if any dividends, including accumulated dividends, on that series are past due:

•	we will not redeem any preferred stock of that series unless we simultaneously redeem all outstanding preferred stock of that series; and

•	we will not purchase or otherwise acquire any preferred stock of that series.

The prohibition discussed in the prior sentence will not prohibit us from purchasing or acquiring preferred stock of that series under a purchase or exchange offer if we make the offer on the same terms to all holders of that series.

Unless the applicable prospectus supplement specifies otherwise, we will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to 60 days prior to the date fixed for redemption, unless we issue depositary shares representing interests in shares of preferred stock, in which case we will send a notice to the depositary between 40 to 70 days prior to the date fixed for redemption. We will mail the notices to the holders’ addresses as they appear on our stock records. Each notice will state:

•	the redemption date;

•	the number of shares and the series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date when the holders’ conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of the preferred stock held by any holder, we will also specify the number of shares to be redeemed from the holder in the notice.

If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

•	the dividends on the preferred stock called for redemption will no longer accrue;

•	those shares will no longer be considered outstanding; and

•	the holders will no longer have any rights as stockholders except to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by us. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.

If a redemption described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Exchange Act.

Conversion or Exchange

The applicable prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of that series are convertible into shares of common stock or a different series of preferred stock or exchangeable for debt securities.

Rights Upon Liquidation

Unless the applicable prospectus states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of the preferred stock offered under this prospectus and any preferred stock ranking equal to the preferred stock offered under this prospectus will be entitled to receive:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends, whether or not earned or declared.

We will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with such series of preferred stock as to distributions upon liquidation, out of our assets available for distribution to stockholders before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation.

The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any other corporation into us will not be considered a dissolution, liquidation or winding up of our business.

We will make pro rata distributions to the holders of a series of preferred stock and any other shares of our stock ranking equal to that series of preferred stock as to distributions upon dissolution, liquidation or winding up of our business if

•	we voluntarily or involuntarily liquidate, dissolve or wind up our business, and

•	we do not have enough assets available for distribution to the holders of such series of preferred stock and any other shares of our stock ranking equal with such series as to any such distribution to pay all amounts to which the holders are entitled.

This means the distributions we pay to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business will bear the same relationship to each other that the full distributable amounts for which those holders are respectively entitled upon dissolution, liquidation or winding up of our business bear to each other.

After we pay the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of our remaining assets.

Voting Rights

Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the holders of a series of preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of preferred stock will have one vote; provided, however, that under no circumstances will the holders of preference stock have more than one vote per share. As more fully described under “Description of Depositary Shares” below, if we issue depositary shares representing fractional interests in a share of preferred stock, the holders of each depositary share will be entitled to a fraction of a vote.

For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.

If we have not paid dividends on any series of preferred stock offered under this prospectus for more than 540 days, the holders of that series, together with the holders of outstanding shares of all other series of preferred stock ranking equally to that series as to distribution upon liquidation and having similar voting rights which are then exercisable, will be entitled to vote for the election of two additional directors at the next annual meeting of our stockholders. If the holders of a series of preferred stock are entitled to elect two additional directors, then each share of preferred stock will have one vote. In such case, the size of our board of directors will increase by two directors. After we pay the full amount of dividends to which the holders of the series of preferred stock are entitled, those holders will no longer have a vote for the election of two additional directors.

Unless we receive the consent of the holders of an outstanding series of preferred stock and the outstanding shares of all other series of preferred stock which

•	rank equal with that series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of our business, and

•	have voting rights that are exercisable and that are similar to those of that series, we will not:

•	authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to that outstanding preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

•	amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our restated certificate of incorporation, as amended, or of the resolutions contained in a certificate of designation creating that series of the preferred stock in a way that materially and adversely affects any right, preference, privilege or voting power of that outstanding preferred stock.

This consent must be given by the holders of at least two-thirds of all outstanding preferred stock described in the preceding sentence, voting together as a single class. However, we will not be required to obtain this consent with respect to any amendment, alteration or repeal affecting the rights, preferences, privileges or voting powers of preferred stock of the type described above, if we only:

•	increase the amount of the authorized preferred stock;

•	create and issue another series of preferred stock; or

•	increase the amount of authorized shares of any series of preferred stock;

so long as that preferred stock in each case ranks equal with or junior to the shares of preferred stock offered under this prospectus with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our business.

The holders of our 1995 ESOP preferred stock, 1996 ESOP preferred stock, 1997 ESOP preferred stock, 1998 ESOP preferred stock, 1999 ESOP preferred stock, 2000 ESOP preferred stock,

2001 ESOP preferred stock, 2002 ESOP preferred stock, 2003 ESOP Preferred Stock and series B preferred stock described below under “—Outstanding Preferred Stock” have voting rights similar to those described in this section.

Outstanding Preferred Stock

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock offered by this prospectus will rank equally in all respects with our outstanding preferred stock. Our common stock, including the common stock that may be issued upon conversion of preferred stock or in exchange for, or upon conversion of, debt securities or upon exercise of securities warrants, will be subject to any prior rights of the preferred stock then outstanding. Therefore, the rights of the outstanding preferred stock described below and any preferred stock that may be issued after the date hereof, may limit the rights of the holders of the common stock. At December 31, 2002, we had outstanding:

•	3,043 shares of 1995 ESOP cumulative convertible preferred stock, which we refer to as our 1995 ESOP preferred stock;

•	5,407 shares of 1996 ESOP cumulative convertible preferred stock, which we refer to as our 1996 ESOP preferred stock;

•	5,876 shares of 1997 ESOP cumulative convertible preferred stock, which we refer to as our 1997 ESOP preferred stock;

•	5,095 shares of 1998 ESOP cumulative convertible preferred stock, which we refer to as our 1998 ESOP preferred stock;

•	13,222 shares of 1999 ESOP cumulative convertible preferred stock, which we refer to as our 1999 ESOP preferred stock;

•	34,742 shares of 2000 ESOP cumulative convertible preferred stock, which we refer to as our 2000 ESOP preferred stock;

•	46,126 shares of 2001 ESOP cumulative convertible preferred stock, which we refer to as our 2001 ESOP preferred stock;

•	64,049 shares of 2002 ESOP cumulative convertible preferred stock, which we refer to as our 2002 ESOP preferred stock; and

•	1,460,000 shares of adjustable rate cumulative preferred stock, series B, which we refer to as our series B preferred stock.

In addition, on March 14, 2003, we established our 2003 ESOP cumulative convertible preferred stock, which we refer to as our 2003 ESOP preferred stock.

1995 ESOP Preferred Stock. The 1995 ESOP preferred stock has a stated value of $1,000.00 per share. The 1995 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of 10% calculated as a percentage of stated value. All outstanding shares of 1995 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1995 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1995 ESOP preferred stock, as that term is used in the certificate of designations for the 1995 ESOP preferred stock, on the date fixed for redemption.

The 1995 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the then-applicable Conversion Price, as that term is used in the certificate of designations for our 1995 ESOP preferred stock, when:

•	the 1995 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when a record ownership of the shares of 1995 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1995 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1995 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1995 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1995 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1995 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1995 ESOP preferred stock.

1996 ESOP Preferred Stock. The 1996 ESOP preferred stock has a stated value of $1,000.00 per share. The 1996 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $85.00, $90.00 or $95.00 based on the Current Market Price, as that term is used in the certificate of designations for the 1996 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1996 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1996 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1996 ESOP preferred stock, as that term is used in the certificate of designations for the 1996 ESOP preferred stock, on the date fixed for redemption.

The 1996 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1996 ESOP preferred stock, when:

•	the 1996 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1996 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1996 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1996 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1996 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1996 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1996 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1996 ESOP preferred stock.

1997 ESOP Preferred Stock. The 1997 ESOP preferred stock has a stated value of $1,000.00 per share. The 1997 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $95.00, $100.00 or $105.00 based on the Current Market Price, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1997 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1997 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1997 ESOP preferred stock, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, on the date fixed for redemption.

The 1997 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, when:

•	the 1997 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1997 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1997 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1997 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1997 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1997 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1997 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1997 ESOP preferred stock.

1998 ESOP Preferred Stock. The 1998 ESOP preferred stock has a stated value of $1,000.00 per share. The 1998 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $107.50, $112.50 or $117.50 based on the Current Market Price, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1998 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1998 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1998 ESOP preferred stock, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, on the date fixed for redemption.

The 1998 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, when:

•	the 1998 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1998 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1998 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1998 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1998 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1998 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1998 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1998 ESOP preferred stock.

1999 ESOP Preferred Stock. The 1999 ESOP preferred stock has a stated value of $1,000.00 per share. The 1999 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $103.00, $108.00 or $113.00 based on the Current Market Price, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1999 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1999 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1999 ESOP preferred stock, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, on the date fixed for redemption.

The 1999 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, when:

•	the 1999 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1999 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1999 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1999 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1999 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1999 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1999 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1999 ESOP preferred stock.

2000 ESOP Preferred Stock. The 2000 ESOP preferred stock has a stated value of $1,000.00 per share. The 2000 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $115.00, $120.00 or $125.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2000 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2000 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2000 ESOP preferred stock, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, on the date fixed for redemption.

The 2000 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, when:

•	the 2000 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2000 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2000 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2000 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2000 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2000 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2000 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2000 ESOP preferred stock.

2001 ESOP Preferred Stock. The 2001 ESOP preferred stock has a stated value of $1,000.00 per share. The 2001 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $105.00, $110.00 or $115.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2001 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2001 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2001 ESOP preferred stock, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, on the date fixed for redemption.

The 2001 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, when:

•	the 2001 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2001 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2001 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2001 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2001 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2001 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2001 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2001 ESOP preferred stock.

2002 ESOP Preferred Stock. The 2002 ESOP preferred stock has a stated value of $1,000.00 per share. The 2002 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $105.00, $110.00 or $115.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2002 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2002 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2002 ESOP preferred stock, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, on the date fixed for redemption.

The 2002 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, when:

•	the 2002 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2002 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2002 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2002 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2002 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2002 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2002 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2002 ESOP preferred stock.

Series B Preferred Stock. The series B preferred stock provides for quarterly cumulative dividends. Each quarterly dividend payment equals $50.00 multiplied by the dividend rate for that dividend period, divided by four. The dividend rate for a given dividend payment is equal to 76% of the highest of:

•	the three-month Treasury Bill Rate;

•	the Ten Year Constant Maturity Rate; or

•	the Twenty Year Constant Maturity Rate, as each term is used in the certificate of designations for the series B preferred stock.

In no event, however, will the dividend rate be less than 5.5% on an annual basis or greater than 10.5% on an annual basis. The series B preferred stock is subject to redemption, in whole or in part, at our option, at a per share price equal to $50.00, plus accrued and unpaid dividends thereon to the date fixed for redemption.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of series B preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of common stock, a per share amount equal to $50.00, plus accrued and unpaid dividends to the date of final distribution.

Except as required by law, the holders of series B preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. Holders of series B preferred stock have no rights to convert their shares into or exchange their shares for any other shares of our capital stock. The series B preferred stock does not have preemptive rights and is not subject to any sinking fund, and we are not otherwise obligated to repurchase or redeem the series B preferred stock. Our outstanding shares of series B preferred stock are listed on the New York Stock Exchange under the symbol “WFCPRB”.

2003 ESOP Preferred Stock. The 2003 ESOP preferred stock has a stated value of $1,000.00 per share. The 2003 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $85.00, $90.00 or $95.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2003 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2003 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2003 ESOP preferred stock, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, on the date fixed for redemption.

The 2003 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, when:

•	the 2003 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2003 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2003 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2003 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2003 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2003 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2003 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2003 ESOP preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.

Taxation

Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

•	no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

•	the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement in connection with the conversion, exchange or exercise of debt securities, preferred stock, depositary shares or securities warrants and any general terms outlined in this section that will not apply to that common stock.

We have summarized the material terms and provisions of the common stock in this section. We have also filed our restated certificate of incorporation, as amended, and our bylaws as exhibits to the registration statement. You should read our restated certificate of incorporation, as amended, and our bylaws for additional information before you buy any securities which may be exercised or exchangeable for or converted into common stock.

General

Shares Outstanding. As of December 31, 2002, our authorized common stock was 6,000,000,000 shares. From these authorized shares, we had issued 1,736,381,025 shares, of which 1,685,906,507 shares were outstanding and 50,474,518 shares were held as treasury shares.

Dividends. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock. Other restrictions on our ability to pay dividends are described below under “—Dividend Restrictions” and above under “Description of Preferred Stock—Outstanding Preferred Stock.”

Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors.

Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any of our remaining assets available for distribution to stockholders after we have provided for payment of all debts and other liabilities, including any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights. This means the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities.

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange and Chicago Stock Exchange under the symbol “WFC.” Wells Fargo Bank Minnesota, N.A. serves as the transfer agent and registrar for the common stock.

Fully Paid. The outstanding shares of common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Restrictions on Payment of Dividends

We are incorporated in Delaware and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

Anti-takeover Provisions Contained in the Certificate of Incorporation and Bylaws

Certain provisions of our restated certificate of incorporation, as amended, may make it less likely that our management would be changed or someone would acquire voting control of our company without our board’s consent. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Preferred Stock. Our board of directors can at any time, under our restated certificate of incorporation, as amended, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Nomination Procedures. In addition to our board of directors, stockholders can nominate candidates for our board of directors. However, a stockholder must follow the advance notice procedures described in Section 16 of our bylaws. In general, a stockholder must submit a written notice of the nomination to our corporate secretary at least 30 but not more than 60 days before a scheduled meeting of our stockholders.

Proposal Procedures. Stockholders can propose that business other than nominations to our board of directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our bylaws. In general, a stockholder must submit a written notice of the proposal and the stockholder’s interest in the proposal to our corporate secretary at least 90 but not more than 120 days before the date set for the annual meeting of our stockholders.

Amendment of Bylaws. Under our bylaws, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the Delaware General Corporation Law. Our stockholders also have the power to change or repeal our bylaws.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms and provisions of the purchase contracts. The prospectus supplement will describe the specific terms of the purchase contracts offered through that prospectus supplement and any general terms outlined in this section that will not apply to those purchase contracts.

We have summarized the material terms and provisions of the purchase contracts in this section. We have also filed the forms of purchase contracts as exhibits to the registration statement. You should read the applicable purchase contract for additional information before you buy any purchase contracts.

General

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more debt securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with Wells Fargo, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

We refer to the property in the above clauses as “purchase contract property.” In this section, when we refer to a unit we mean a unit consisting of purchase contracts and one or more debt securities and not any other combination of securities registered under this registration statement.

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Purchase Contracts Issued as Part of a Unit

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement. See “—Significant Provisions of the Unit Agreement.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract’s settlement date, except that purchase contracts issued in the United States may not be so separated prior to the 91st day after the issuance of a unit;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•	whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security included in that unit.

Settlement of Purchase Contracts.    Where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance.    To secure the obligations of the purchase contract holders contained in the unit agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will grant, sell, convey, assign, transfer and pledge the items in the following sentence, which we refer to as the “pledge,” to the collateral agent for our benefit. The pledge is a security interest in and to, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	any debt securities that are part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items”;

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the unit agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent.    If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. We or the unit agent may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

General Terms of Units

We will issue the units under one or more unit agreements, each referred to as a “unit agreement,” to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

We have summarized the material terms and provisions of the unit agreement below. We have also filed the form of unit agreement as an exhibit to the registration statement. You should read the unit agreement for additional information before you buy any units.

The applicable prospectus supplement relating to units consisting of one or more debt securities and purchase contracts will describe:

•	the designation and the terms of the units and of the combination of debt securities and purchase contracts constituting the units, including whether and under what circumstances the debt securities or purchase contracts may be traded separately;

•	any additional terms of the unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities or purchase contracts constituting the units; and

•	any applicable United States federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” and “Description of Purchase Contracts” and those described below under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security or purchase contract included in each unit unless otherwise specified in the applicable prospectus supplement.

Significant Provisions of the Unit Agreement

Obligations of Unit Holder.    Under the terms of the unit agreement, each owner of a unit:

•	consents to and agrees to be bound by the terms of the unit agreement;

•	appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest; and

•	irrevocably agrees to be a party to and be bound by the terms of any purchase contract included in the unit in which that owner has an interest.

Assumption of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies.    Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

•	in the case of an event of default under the debt securities or the applicable indenture, unless the procedures, including notice to us and the trustee, described in such indenture have been complied with; and

•	in the case of a failure by us to observe or perform any of our obligations under the unit agreement relating to any purchase contracts included in the unit, unless:

•	owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the unit agreement and (b) offered the unit agent reasonable indemnity;

•	the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

•	the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right.

Absence of Protections against All Potential Actions of Wells Fargo.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Wells Fargo or a highly leveraged transaction.

Modification without Consent of Holders.    We and the unit agent may amend the unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision;

•	add to our covenants or the covenants of the unit agent;

•	change or eliminate any provisions of the unit agreement so long as no units are outstanding or the change does not affect any unit outstanding; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	impair the right to institute suit for the enforcement of any purchase contract;

•	materially adversely affect the holders’ rights under any purchase contract;

•	reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement relating to those purchase contracts or for the waiver of any defaults under the unit agreement relating to those purchase contracts;

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the first three clauses above); or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the first three clauses above).

Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification and Waiver.”

Merger, Consolidation, Sale, Lease or Conveyance.    The unit agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the unit agreement; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

Replacement of Unit Certificates or Purchase Contract Certificates.    We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

The unit agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

•	during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by us with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by us; or

•	at any time on or after the date of settlement or redemption for any purchase contract included in the unit evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption.

Unit Agreement Not Qualified under Trust Indenture Act.    The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

Title.    We, the unit agent, the applicable trustee and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern.    The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with debt securities, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate securities warrant agreement between us and a bank or trust company, as securities warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

•	the designation and terms of any series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	whether the securities warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

If securities warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

•	the offering price;

•	the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of the series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

•	the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock, depositary shares or common stock will be in registered form only.

A holder of securities warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of such securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any securities warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of such securities warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

•	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

•	delivering the securities warrant certificate representing the securities warrants to the securities warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then- outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them, for a period expiring 45 days after the date fixed for determining the stockholders entitled to receive such rights or warrants, to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants; or

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation or merger involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the offered securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the offered securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a plan should also consider whether an investment in the offered securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to other legal restrictions.

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the offered securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the offered securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

Any purchaser or holder of the offered securities or any interest in the offered securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the offered securities constitutes assets of any plan; or

•	the purchase and holding of the offered securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under applicable law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the offered securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the offered securities and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the offered securities have the exclusive responsibility for ensuring that their purchase and holding of the offered securities does not violate the prohibited transaction rules of ERISA or the Code.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. for sales of securities pursuant to this prospectus will not exceed 8.00%.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

One or more of our indirectly, wholly-owned subsidiaries, Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC or Wells Fargo Institutional Securities, LLC, may help place some of the securities offered under this prospectus. If this occurs, the placement will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. The underwriters, agents and dealers participating in the sale of securities offered by this prospectus will not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer in accordance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates, including Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, and Wells Fargo Investment Services, LLC, in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in any of the offered securities and each may discontinue any market-making activities at any time without notice, at its sole discretion.

We may have agreements with the underwriters, dealers and agents, including our subsidiaries mentioned above, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL OPINIONS

Mary E. Schaffner, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Schaffner may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law.

EXPERTS

The consolidated financial statements of Wells Fargo as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and accompanying prospectus is current only as of their respective dates.

Prospectus

$24,660,000

Wells Fargo & Company

Basket Linked Notes

Due October 9, 2008

PROSPECTUS SUPPLEMENT

Wells Fargo Securities, LLC